UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

LUMINAR TECHNOLOGIES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PRELIMINARY COPY - SUBJECT TO COMPLETION

Notice of 2023 Annual Meeting
and Proxy Statement

Luminar Technologies, Inc.

June 7, 2023, 11:00 a.m. Eastern Time

To Our Stockholders:
You are cordially invited to attend the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of Luminar Technologies, Inc., on Wednesday, June 7, 2023 at 11:00 a.m. Eastern Time/8:00 a.m. Pacific Time. The Annual Meeting will be a virtual meeting, conducted only via live webcast on the internet at www.virtualshareholdermeeting.com/LAZR2023. There will be no physical location for the Annual Meeting. You will be able to attend and participate in the Annual Meeting online, submit questions during and prior to the meeting and vote your shares electronically. In addition, although the live webcast is available only to stockholders at the time of the meeting, following completion of the Annual Meeting, a webcast replay will be posted to the Investor Relations section of our website at https://investors.luminartech.com.
The matters expected to be acted upon at the Annual Meeting are described in the Notice of Annual Meeting of Stockholders and the proxy statement. The Annual Meeting materials include the Notice of Annual Meeting of Stockholders, the proxy statement, our annual report and the proxy card.
Please use this opportunity to take part in our affairs by voting on the business to come before the Annual Meeting. You will receive a Notice of Internet Availability of Proxy Materials, or the Notice, which we expect to mail on or about April [__], 2023, unless you have previously requested to receive our proxy materials in paper form. Only stockholders of record at the close of business on April 10, 2023 may vote at the Annual Meeting and any postponements or adjournments of the meeting. All stockholders are cordially invited to participate in the Annual Meeting and any postponements or adjournments of the meeting. However, to ensure your representation at the Annual Meeting, please vote as soon as possible by using the internet or telephone, as instructed in the Notice. Alternatively, you may follow the procedures outlined in the Notice to request a paper proxy card to submit your vote by mail. Returning the paper proxy card or voting electronically does NOT deprive you of your right to participate in the virtual meeting and to vote your shares for the matters acted upon at the meeting.
Your vote is important. Whether or not you expect to attend and participate in the Annual Meeting, we encourage you to vote in advance of the Annual Meeting.

Sincerely,

Austin Russell
Chairperson of the Board, President and Chief Executive Officer
April [__], 2023

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON JUNE 7, 2023: THE PROXY STATEMENT AND ANNUAL REPORT ARE AVAILABLE FREE OF CHARGE AT www.proxyvote.com.

PRELIMINARY COPY - SUBJECT TO COMPLETION
LUMINAR TECHNOLOGIES, INC.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Time and Date:	June 7, 2023 at 11:00 a.m. Eastern Time/8:00 a.m. Pacific Time.

Place:	Via live webcast on the internet at www.virtualshareholdermeeting.com/LAZR2023.

Items of Business:	1.	Election of two Class III directors.

	2.	Ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of Luminar Technologies, Inc. (the “Company”) for the fiscal year ending December 31, 2023.

	3.	Advisory (non-binding) vote to approve the compensation of our named executive officers.

	4.	Approval of an amendment to the Second Amended and Restated Certificate of Incorporation of the Company to reflect Delaware law provisions allowing officer exculpation.

	5.	Transact any other business as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

Record Date:	Only stockholders of record at the close of business on April 10, 2023 are entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof.

Proxy Voting:
Holders of our Class A common stock are entitled to one vote for each share held as of the above record date. Holders of our Class B common stock are entitled to ten votes for each share held as of the above record date. Holders of our Class A common stock and Class B common stock will vote together as a single class on all matters described in this proxy statement. Our Class A common stock and Class B common stock are sometimes collectively referred to in this proxy statement as our “common stock.”

For questions regarding your stock ownership, you may contact us through our Investor Relations section of our website at https://investors.luminartech.com/ir-resources/contact-ir or, if you are a registered holder, contact our transfer agent, American Stock Transfer & Trust Company, LLC, through its website at https://www.astfinancial.com/ or by phone at (800) 937-5449 or (718) 921-8124.

By Order of the Board of Directors,

Austin Russell Chairperson of the Board, President and Chief Executive Officer
April [__], 2023

TABLE OF CONTENTS

Page

INFORMATION ABOUT SOLICITATION AND VOTING	1
INTERNET AVAILABILITY OF PROXY MATERIALS	1
QUESTIONS AND ANSWERS ABOUT THE MEETING	1
BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	10
NOMINATIONS PROCESS AND DIRECTOR QUALIFICATIONS	22
PROPOSAL ONE: ELECTION OF CLASS III DIRECTORS	24
PROPOSAL TWO: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	28
REPORT OF THE AUDIT COMMITTEE	30
EXECUTIVE OFFICERS	31
EXECUTIVE COMPENSATION	32
PROPOSAL THREE: ADVISORY (NON-BINDING) VOTE TO APPROVE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS	75
PROPOSAL FOUR: AMENDMENT TO THE SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF THE COMPANY TO REFLECT DELAWARE LAW PROVISIONS ALLOWING OFFICER EXCULPATION	76
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	78
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	81
ADDITIONAL INFORMATION	82
OTHER MATTERS	82
EXHIBIT A	A-1
-i-

PRELIMINARY COPY - SUBJECT TO COMPLETION
LUMINAR TECHNOLOGIES, INC.
PROXY STATEMENT FOR THE 2023 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON WEDNESDAY, JUNE 7, 2023
April [__], 2023
INFORMATION ABOUT SOLICITATION AND VOTING
A proxy is solicited on behalf of our board of directors of Luminar Technologies, Inc. (“Luminar”), for use at Luminar’s 2023 Annual Meeting of Stockholders (the "Annual Meeting" or “meeting”) to be held on Wednesday, June 7, 2023 at 11:00 a.m. Eastern Time/8:00 a.m. Pacific Time via live webcast on the internet at www.virtualshareholdermeeting.com/LAZR2023. References in this proxy statement (the “Proxy Statement”) to “we,” “us,” “our,” “the Company” or “Luminar” refer to Luminar Technologies, Inc.
INTERNET AVAILABILITY OF PROXY MATERIALS
We have elected to make our proxy materials available to our stockholders over the internet rather than mailing paper copies of those materials to each stockholder. We mailed, on or about April [__], 2023, a Notice of Internet Availability of Proxy Materials (the “Notice”), to a majority of our stockholders of record at the close of business on April 10, 2023.
The Notice directs stockholders to a website where the proxy materials, including the Proxy Statement and Annual Report, are available; the date and the time of the Annual Meeting and information on how to participate in and vote at the meeting; the matters to be acted upon at the meeting and our board of directors’ recommendations with regard to each matter; instructions on how to vote; and information on how stockholders can request a paper or e-mail copy of the Proxy Statement.
QUESTIONS AND ANSWERS ABOUT THE MEETING
Q:    What is the purpose of the meeting?
A:    At the meeting, stockholders will act upon the proposals described in this Proxy Statement. In addition, following the formal portion of the meeting, management will be available to respond to questions from stockholders.
Q:    What proposals are scheduled to be voted on at the meeting?
A:    Stockholders will be asked to vote on the following proposals at the meeting:
1.To elect Mary Lou Jepsen, PhD and Austin Russell as Class III directors to serve for a term of three years or until such director’s successor is duly elected and qualified or until such director’s earlier death, resignation, disqualification or removal (“Proposal One”);
2.To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023 (“Proposal Two”);
3.To vote on a non-binding advisory resolution to approve the compensation of our named executive officers (“Proposal Three”); and
4.To approve an amendment to our Second Amended and Restated Certificate of Incorporation to reflect Delaware law provisions allowing officer exculpation (“Proposal Four”).

Q:    Could matters other than Proposal One, Two, Three and Four be decided at the meeting?
A:    Our bylaws require that we receive advance notice of any proposal to be brought before the meeting by stockholders of Luminar, and we have not received notice of any such proposals. If any other matter were to come before the meeting, the proxy holders appointed by our board of directors will have the discretion to vote on those matters for you.
Q:    How does the board of directors recommend I vote on these proposals?
A:    Our board of directors recommends that you vote your shares:
•“FOR ALL” the nominees to the board of directors (Proposal One);
•“FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023 (Proposal Two);
•“FOR” the approval of the compensation of our named executive officers (Proposal Three); and
•“FOR” the approval of an amendment to the Second Amended and Restated Certificate of Incorporation of the Company to reflect Delaware law provisions allowing officer exculpation (Proposal Four).
Q:    Who may vote at the Annual Meeting?
A:    Stockholders of record as of the close of business on April 10, 2023, or the Record Date, are entitled to receive notice of, to attend and participate, and to vote at the Annual Meeting. At the close of business on the Record Date, there were 280,469,629 shares of Class A common stock and 97,088,670 shares of Class B common stock outstanding and entitled to vote.
Stockholder of Record: Shares Registered in Your Name
If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, you are considered the stockholder of record with respect to those shares, and the Notice or proxy materials were sent directly to you.
Beneficial Owner of Shares Held in Street Name: Shares Registered in the Name of a Broker or Nominee
If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the “beneficial owner” of shares held in “street name,” and the Notice or these proxy materials were forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to instruct that organization on how to vote the shares held in your account. Because you are not the stockholder of record, you may not vote your shares at the Annual Meeting unless you request and obtain a valid proxy from the organization that holds your shares giving you the right to vote the shares at the Annual Meeting. Beneficial owners must obtain a valid proxy from the organization that holds their shares and present it to American Stock Transfer & Trust Company, LLC, at least three business (3) days in advance of the Annual Meeting.

Q:    How do I vote?
A.    You may vote by telephone or internet, or by returning your proxy card by mail. You may also vote in person at the virtual Annual Meeting. To vote, follow the instructions on each Notice and/or proxy card that you receive. The procedures for voting are as follows:
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may:
•Vote by telephone or through the internet - in order to do so, please follow the instructions shown on your Notice or proxy card;
•Vote by mail - if you request or receive a paper proxy card and voting instructions by mail, simply complete, sign and date the enclosed proxy card and return it before the meeting in the pre-paid envelope provided; or
•Vote in person at the virtual Annual Meeting - you may virtually attend and participate in the Annual Meeting online at www.virtualshareholdermeeting.com/LAZR2023 and vote your shares electronically before the polls close during the Annual Meeting. To participate and vote in the Annual Meeting, you will need the control number included in your Notice or proxy card.
Votes submitted by telephone or through the internet must be received by 11:59 p.m. Eastern Time, on June 6, 2023. Submitting your proxy, whether by telephone, through the internet, or by mail if you request or received a paper proxy card, will not affect your right to vote in person should you decide to attend and participate in the meeting virtually.
Beneficial Owner: Shares Registered in the Name of a Broker or Other Nominee
If you are not the stockholder of record, please refer to the voting instructions provided by your nominee to direct it how to vote your shares. To ensure that your vote is counted, complete and mail the voting instruction card provided by your brokerage firm, bank, or other nominee as directed by your nominee. To electronically vote in person at the meeting online, you must obtain a legal proxy from your nominee. Follow the instructions from your nominee included with our proxy materials or contact your nominee to request a proxy form.
Your vote is important. Whether or not you plan to participate in the Annual Meeting, we urge you to vote by proxy to ensure that your vote is counted.
Q:    How do I vote by internet or telephone?
A.    If you wish to vote by internet or telephone, you may do so by following the voting instructions included on your Notice or proxy card. Please have each Notice or proxy card you received in hand when you vote over the internet or by telephone as you will need information specified therein to submit your vote. The giving of such a telephonic or internet proxy will not affect your right to vote in person (as detailed above) should you decide to attend the meeting.
The telephone and internet voting procedures are designed to authenticate stockholders' identities, to allow stockholders to give their voting instructions and to confirm that stockholders' instructions have been recorded properly.

Q:    What shares can I vote?
A:    Each share of Class A common stock and Class B common stock issued and outstanding as of the close of business on April 10, 2023 is entitled to vote on all items being voted on at the meeting. You may vote all shares owned by you as of April 10, 2023, including (1) shares held directly in your name as the stockholder of record, and (2) shares held for you as the beneficial owner in street name through a broker, bank, trustee, or other nominee.
Q:    How many votes am I entitled to per share?
A:    Each holder of shares of (i) Class A common stock is entitled to one vote for each share of Class A common stock held as the Record Date and (ii) Class B common stock is entitled to ten votes for each share of Class B common stock held as of the Record Date.
Q:    What is the quorum requirement for the meeting?
A:    The holders of a majority of the voting power of the shares of our Class A common stock and Class B common stock (voting together as a single class) entitled to vote at the Annual Meeting as of the Record Date must be present in person or represented by proxy at the Annual Meeting in order to hold the Annual Meeting and conduct business. This presence is called a quorum. Your shares are counted as present at the Annual Meeting if you are present and vote in person at the Annual Meeting or if you have properly submitted a proxy.
Q:    How are abstentions and broker non-votes treated?
A:    Abstentions (i.e., shares present at the Annual Meeting and marked “abstain”) are deemed to be shares present or represented by proxy and entitled to vote, and are counted for purposes of determining whether a quorum is present. Abstentions have no effect on Proposal One, Two or Three.
A broker non-vote occurs when the beneficial owner of shares fails to provide the broker, bank or other nominee that holds the shares with specific instructions on how to vote on any "non-routine" matters brought to a vote at the stockholders meeting. In this situation, the broker, bank or other nominee will not vote on the “non-routine” matter. Broker non-votes are counted for purposes of determining whether a quorum is present and have no effect on the outcome of Proposals One, Two or Three.
With respect to Proposal Four, the affirmative vote of a majority of the voting power of the shares of Class A common stock and Class B common stock (voting together as a single class) outstanding as of the Record Date is required for the proposal to be approved. Accordingly, with respect to Proposal Four, abstentions and broker non-votes will have the same effect as votes against the proposal.
Note that if you are a beneficial holder, brokers and other nominees will be entitled to vote your shares on “routine” matters without instructions from you. The only proposal that would be considered “routine” in such event is the proposal for the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023 (Proposal Two). A broker or other nominee will not be entitled to vote your shares on any “non-routine” matters, absent instructions from you. This year, “non-routine” matters include all proposals other than Proposal Two, including the election of directors Accordingly, we encourage you to provide voting instructions to your broker or other nominee whether or not you plan to attend the meeting.

Q:    What is the vote required for each proposal?
A:    The votes required to approve each proposal are as follows:
•Proposal One: Each director elected shall be elected by a plurality of the votes of the shares of our Class A common stock and Class B common stock (voting together as a single class) present in person or represented by proxy at the meeting and entitled to vote on the election of directors, meaning that the two individuals nominated for election to our board of directors at the Annual Meeting receiving the highest number of “FOR” votes will be elected.
•Proposal Two: Approval will be obtained if the proposal receives the affirmative vote of a majority of the number of votes cast “FOR” and “AGAINST” the proposal.
•Proposal Three: Approval will be obtained if the proposal receives the affirmative vote of a majority of the number of votes cast “FOR” and “AGAINST” the proposal.
•Proposal Four: Approval will be obtained if a majority of the voting power of the shares of Class A common stock and Class B common stock (voting together as a single class) outstanding as of the Record Date votes “FOR” the proposal.
Q:    If I submit a proxy, how will it be voted?
A:    When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, the shares will be voted in accordance with the recommendations of our board of directors as described above. If any matters not described in the Proxy Statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote your shares. If the Annual Meeting is postponed or adjourned, the proxy holders can vote your shares on the new meeting date as well, unless you have revoked your proxy instructions, as described below under “Can I change my vote or revoke my proxy?”
Q:    What should I do if I get more than one proxy or voting instruction card?
A:    Stockholders may receive more than one set of voting materials, including multiple copies of the proxy materials and multiple Notices, proxy cards or voting instruction cards. For example, stockholders who hold shares in more than one brokerage account may receive separate sets of proxy materials or one Notice for each brokerage account in which shares are held. Stockholders of record whose shares are registered in more than one name will receive more than one set of proxy materials. You should vote in accordance with all of the proxy cards and voting instruction cards you receive relating to our Annual Meeting to ensure that all of your shares are voted and counted.
Q:    Can I change my vote or revoke my proxy?
A:    You may change your vote or revoke your proxy at any time prior to the taking of the vote or the polls closing at the Annual Meeting.
If you are the stockholder of record, you may change your vote by:
•granting a new proxy bearing a later date (which automatically revokes the earlier proxy) using any of the methods described above (and until the applicable deadline for each method);

•providing a written notice of revocation to Luminar’s Secretary at Luminar Technologies, Inc., 2603 Discovery Drive, Suite 100, Orlando, Florida 32826, prior to your shares being voted; or
•participating in the Annual Meeting and voting electronically online at www.virtualshareholdermeeting.com/LAZR2023. Participation alone at the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically vote during the meeting online at www.virtualshareholdermeeting.com/LAZR2023.
Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to revoke a proxy, you must contact that firm to revoke any prior voting instructions.

Q:    How can I attend the Annual Meeting in person?
A:    There is no physical location for the Annual Meeting. You are invited to attend the Annual Meeting by participating online if you are a stockholder of record or a street name stockholder as of April 10, 2023, the Record Date. See, “How can I participate in the Annual Meeting?” below for more details. Please be aware that participating in the Annual Meeting will not, by itself, revoke a proxy. See, “Can I change my vote or revoke my proxy?” above for more details.
Q.    How can I participate in the Annual Meeting?
A:    The Annual Meeting will be a completely virtual meeting of stockholders, which will be conducted via live webcast. You will be able to attend and participate in the Annual Meeting online and submit your questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/LAZR2023. You will also be able to vote your shares electronically at the Annual Meeting. To participate and vote in the Annual Meeting, you will need the control number included on your Notice or proxy card.
The meeting webcast will begin promptly at 11:00 a.m. Eastern Time/8:00 a.m. Pacific Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 10:45 a.m. Eastern Time/7:45 a.m. Pacific Time, and you should allow ample time for the check-in procedures. We plan to have a webcast replay which will be posted to the Investor Relations section of our website, which is located at https://investors.luminartech.com.
Q:    Can I submit questions prior to the meeting?
A:    Yes, following the meeting, there will be an informal Question and Answer period as time permits. As a stockholder, you may submit questions to the Company in writing by visiting the website www.proxyvote.com, and following the instructions provided. Stockholders may also submit questions live during the meeting on www.virtualshareholdermeeting.com/LAZR2023.
Q:    What if during the check-in time or during the meeting I have technical difficulties or trouble accessing the virtual meeting website?
A:    If you encounter any technical difficulties accessing the virtual meeting during the check in or meeting time, please call the technical support number posted at www.virtualshareholdermeeting.com/LAZR2023. Technical support will be available starting at 10:45 a.m. Eastern Time/7:45 a.m. Pacific Time on June 7, 2023.

Q:    Why is the Annual Meeting being held only online?
A:    We believe that hosting a virtual meeting will expand access, facilitate stockholder attendance and participation and reduce costs. We have designed the virtual annual meeting to provide the same rights and opportunities to participate as stockholders would have at an in-person meeting, including the right to vote and ask questions through the virtual meeting platform.
Q.    How can I get electronic access to the proxy materials?
A:    The Notice will provide you with instructions regarding how to:
•view our proxy materials for the meeting through the internet; and
•instruct us to send our future proxy materials to you electronically by email.
If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.
Q:    Is there a list of stockholders entitled to vote at the Annual Meeting?
A:    The names of stockholders of record entitled to vote will be available for inspection by stockholders of record for 10 days prior to the meeting. If you are a stockholder of record and want to inspect the stockholder list, please send a written request to our Secretary at Luminar Technologies, Inc., 2603 Discovery Drive, Suite 100, Orlando, Florida 32826 or by e-mail at investors@luminartech.com to arrange for access to the stockholder list.
Q:    Who will tabulate the votes?
A:    A representative of Broadridge Financial Solutions, Inc. will serve as the Inspector of Elections and will tabulate the votes at the Annual Meeting.
Q:    Where can I find the voting results of the Annual Meeting?
A:    We will announce preliminary voting results at the Annual Meeting. We will also disclose voting results on a Current Report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting.
Q:    I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?
A:    The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process is commonly referred to as “householding.”
Brokers with account holders who are Luminar stockholders may be householding our proxy materials. A single set of proxy materials may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you notify your broker or Luminar that you no longer wish to participate in householding.

If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, you may (1) notify your broker, (2) direct your written request to: Investor Relations, Luminar Technologies, Inc., 2603 Discovery Drive, Suite 100, Orlando, Florida 32826 or (3) contact our Investor Relations department by email at investors@luminartech.com. Stockholders who receive multiple copies of the proxy statement or annual report at their address and would like to request householding of their communications should contact their broker. In addition, we will promptly deliver, upon written or oral request to the address above, a separate copy of the annual report and proxy statement to a stockholder at a shared address to which a single copy of the documents was delivered.
Q:    What if I have questions about my Luminar shares or need to change my mailing address?
A:    If you are a stockholder of record, you may contact our transfer agent, American Stock Transfer & Trust Company, LLC, by telephone at (800) 937-5449 or (718) 921-8124, or through its website at https://www.astfinancial.com/ or by U.S. mail at 6201 15th Ave, Brooklyn, NY 11219, if you have questions about your Luminar shares or need to change your mailing address.
Q:    Who is soliciting my proxy and paying for the expense of solicitation?
A:    The proxy for the Annual Meeting is being solicited on behalf of our board of directors. We will pay the cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. We may, on request, reimburse brokerage firms and other nominees for their expenses in forwarding proxy materials to beneficial owners. In addition to soliciting proxies by mail, we expect that our directors, officers and employees may solicit proxies in person or by telephone or facsimile. None of these individuals will receive any additional or special compensation for doing this, although we may reimburse these individuals for their reasonable out-of-pocket expenses. We do not expect to, but have the option to, retain a proxy solicitor. If you choose to access the proxy materials or vote via the internet or by phone, you are responsible for any internet access or phone charges you may incur.
Q:    What are the requirements to propose actions to be included in our proxy materials for next year’s annual meeting of stockholders, or our 2024 Annual Meeting, or for consideration at our 2024 Annual Meeting?
A:    Requirements for Stockholder Proposals to be considered for inclusion in our proxy materials for our 2024 Annual Meeting:
Our amended and restated bylaws provide that stockholders may present proposals for inclusion in our proxy statement by submitting their proposals in writing to the attention of our Secretary at our principal executive office. Our current principal executive office is located at 2603 Discovery Drive, Suite 100, Orlando, Florida 32826. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and related SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. In order to be included in the proxy statement for our 2024 Annual Meeting, stockholder proposals must be received by our Secretary no later than January 7, 2024 and must otherwise comply with the requirements of Rule 14a-8 of the Exchange Act.
Requirements for Stockholder Nomination of Director Candidates and Stockholder Proposals to be presented at our 2024 Annual Meeting:
Our amended and restated bylaws provide that stockholders may nominate persons for election to the Board and present proposals to be considered at an annual meeting by providing timely notice to our Secretary at our principal executive office. To be timely for our 2024 Annual Meeting, our Secretary must receive the written notice at our principal executive office:
•not earlier than the close of business on February 8, 2024, and
•not later than the close of business on March 9, 2024.
If we hold our 2024 annual meeting of stockholders more than 30 days before or more than 60 days after June 7, 2024 (the one-year anniversary date of the Annual Meeting), then notice of a nomination or stockholder proposal that is not intended to be included in our proxy statement must be received by our Secretary at our principal executive office:
•not earlier than the close of business on the 120th day prior to such annual meeting, and
•not later than the close of business on the later of (i) the 90th day prior to such annual meeting, or (ii) the tenth day following the day on which public announcement of the date of such annual meeting is first made.
A stockholder’s notice to the Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting the information required by our amended and restated bylaws. If a stockholder who has notified Luminar of such stockholder’s intention to present a proposal at an annual meeting does not appear to present such stockholder’s proposal at such meeting, Luminar does not need to present the proposal for vote at such meeting.
In addition, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must comply with the additional requirements of Rule 14a-19(b).

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Our board of directors currently consists of eight directors and is divided into three classes, with staggered three-year terms, pursuant to our amended and restated certificate of incorporation and our amended and restated bylaws. Our board of directors consists of three Class I directors, Dr. Maguire, Mr. Heng, and Ms. Martin, three Class II directors, Messrs. Gores, Simoncini and Tempesta, and two Class III directors, Dr. Jepsen and Mr. Russell.
We have a strong commitment to good corporate governance practices. These practices provide an important framework within which our board of directors, its committees and our management can pursue our strategic objectives in order to promote the interests of our stockholders.

Director Name	Class	Election Year	Age(1)	Position(s)	Director Since
Austin Russell	III	2023	28	Chairperson, President, and CEO	2020
Mary Lou Jepsen, PhD	III	2023	58	Director	2021
Alec E. Gores	II	2025	70	Director	2020
Matthew J. Simoncini	II	2025	62	Director	2020
Daniel D. Tempesta	II	2025	52	Director	2022
Jun Hong Heng	I	2024	42	Director	2021
Shaun Maguire, PhD	I	2024	37	Director	2021
Katharine A. Martin	I	2024	60	Director	2021
(1) As of April 10, 2023.
Corporate Governance Guidelines
Our board of directors has adopted Corporate Governance Guidelines that set forth expectations for directors, director independence standards, board committee structure and functions and other policies for the governance of our Company. Our Corporate Governance Guidelines are available on the Investor Relations section of our website, which is located at https://investors.luminartech.com by clicking on “Governance Documents” in the “Governance” section of our website. Our Corporate Governance Guidelines are subject to modification from time to time by our board of directors pursuant to the recommendations of our nominating and ESG committee.
The board of directors is committed to governance practices that promote long-term stockholder value and strengthen board and management accountability to our stockholders, clients and other stakeholders. The following table highlights many of our key governance practices.

Corporate Governance Highlights
•Seven of our eight directors are independent
•Independent standing board committees
•Annual board and committee self-assessment process
•Regular meetings of our independent directors without management present
•Strong focus on pay-for-performance
•Clawback policy on executive compensation
•Programs, policies and practices relating to environmental and social issues and impacts are overseen by the nominating and ESG committee
•Board Commitment to Diversity: The board is committed to actively seeking highly qualified women and individuals from underrepresented groups to include in the pool from which new candidates are selected

Board Leadership Structure
Our board is led by Mr. Russell, who serves as the Company’s Chairperson of the Board, President and Chief Executive Officer. The board of directors does not anticipate having a policy requiring the positions of the Chairperson of the Board and Chief Executive Officer to be separate or held by the same individual. The board of directors believes that this determination should be based on circumstances existing from time to time, based on criteria that are in Luminar’s best interests and the best interests of its stockholders, including the composition, skills and experience of the board of directors and its members, specific challenges faced by Luminar or the industry in which it operates and governance efficiency.

We adopted Corporate Governance Guidelines, effective as of the consummation of our business combination pursuant to that certain Agreement and Plan of Merger dated August 24, 2020 with the pre-Business Combination Luminar Technologies, Inc. (“Legacy Luminar”) (the “Business Combination”), which provide for the appointment of a lead independent director at any time when the Chairperson is not independent. The board of directors elected Mr. Russell as Chairperson of the board because it believes that Mr. Russell’s strategic vision for the business, his in-depth knowledge of the Company’s operations, and his experience serving as the Chief Executive Officer since Legacy Luminar’s inception make him well qualified to serve as both Chairperson of the board and Chief Executive Officer. The board of directors has considered whether to select a lead independent director to help reinforce the independence of the board as a whole, and at this time has determined the Company has sufficient governance without having a lead independent director.
There are no family relationships among any of our directors or executive officers.
Our Board of Directors’ Role in Risk Oversight
Management continually monitors the material risks we face, including financial risk, strategic risk, enterprise and operational risk and legal and compliance risk, and one of the key functions of the board of directors is informed oversight of our risk management process. The board of directors administers this oversight function directly through the board as a whole, as well as through various standing committees of the board of directors that address risks inherent in their respective areas of oversight.
We believe this division of responsibilities is an effective approach for addressing the risks we face and that our board leadership structure supports this approach.

The Board
Our board, as a whole, is responsible risk oversight, and for monitoring and assessing strategic risk exposure. At its regularly scheduled meetings, the board receives management updates and Committee reports regarding business operations, financial results, Committee activities, strategy, and discusses risks related to the business.

Compensation & Human Capital Management Committee	Audit Committee
The compensation & human capital management committee assesses and monitors whether our compensation plans, policies and programs comply with applicable legal and regulatory requirements.
Our audit committee has the responsibility to consider and discuss our major financial risk exposures, operational risk management, and the steps our management will take to monitor and control such exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The audit committee also monitors compliance with legal and regulatory requirements.

Nominating and ESG Committee
The nominating and ESG committee monitors the effectiveness of our governance guidelines and oversees programs, policies and practices relating to environmental and social issues and impacts to support the sustainable growth of the company’s businesses and also monitors risks related to cybersecurity.

Independence of Directors; Controlled Company Exemption
Our board of directors has determined that none of the members of our board of directors other than Austin Russell has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of Matthew J. Simoncini, Jun Hong Heng, Shaun Maguire, PhD, Katharine A. Martin, Mary Lou Jepsen, PhD, Alec E. Gores and Daniel D. Tempesta is “independent” as that term is defined under the rules of the Nasdaq Stock Market, or Nasdaq. Our board of directors has also determined that all members of our audit committee, compensation & human capital management committee and nominating and ESG committee are independent and satisfy the relevant SEC and Nasdaq independence requirements for such committees. In making this determination, our board of directors considered that the law firm of Wilson Sonsini Goodrich & Rosati PC (“WSGR”), of which Ms. Martin is the Chairperson, had provided minimal legal services to us and Austin Russell, which ceased before Ms. Martin joined the board of directors in 2021. All services by WSGR terminated prior to Ms. Martin joining the board of directors and will not continue.
Austin Russell controls a majority of the voting power of our outstanding capital stock. As a result, we are a “controlled company” under Nasdaq rules. As a controlled company, we are exempt from certain

Nasdaq corporate governance requirements, including those that would otherwise require the board of directors to have a majority of independent directors and require that we establish a compensation committee comprised entirely of independent directors, or otherwise ensure that the compensation of our executive officers and nominees for directors are determined or recommended to the board of directors by the independent members of the board of directors. While we do not currently intend to rely on any of these exemptions, we will be entitled to do so for as long as we are considered a “controlled company,” and to the extent we rely on one or more of these exemptions, holders of our capital stock will not have the same protections afforded to stockholders of companies that are subject to all of the Nasdaq corporate governance requirements.
In addition, audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in such member’s capacity as a member of the audit committee, the board of directors or any other board committee (i) accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries or (ii) be an affiliated person of the listed company or any of its subsidiaries. Based on information requested from and provided by each director concerning his or her background, employment and affiliations, our Board has determined that each member of our audit committee satisfies the independence requirements of the SEC rules.
In order to be considered independent for purposes of Rule 5605(d)(2)(A) of the Nasdaq Rules, a member of a compensation committee of a listed company may not, other than in his or her capacity as a member of the compensation committee, the board or any other board committee: (1) accept any consulting, advisory, or other compensatory fee from the listed company, other than for board service; or (2) be an affiliated person of the listed company. Based on information requested from and provided by each director concerning his or her background, employment and affiliations, our Board has determined that each member of our compensation & human capital management committee satisfies the independence requirements of the Nasdaq Rules.

Committees of Our Board of Directors
Our board of directors has established an audit committee, a compensation & human capital management committee and a nominating and ESG committee. The composition and responsibilities of each committee are described below. Each of these committees has a written charter approved by our board of directors. Copies of the charters for each committee are available on the Investor Relations section of our website, which is located at https://investors.luminartech.com by clicking on “Governance Documents” in the “Governance” section of our website. Members serve on these committees until (i) they resign from their respective committee, (ii) they no longer serve as a director or (iii) as otherwise determined by our board of directors.

INDEPENDENT DIRECTORS	Audit Committee	Compensation & Human Capital Management Committee	Nominating and ESG Committee

Alec E. Gores

Jun Hong Heng

Mary Lou Jepsen, PhD

Shaun Maguire, PhD

Katharine A. Martin

Matthew J. Simoncini

Daniel D. Tempesta

NON-INDEPENDENT DIRECTOR
Austin Russell

Chairperson of the Board	Financial Expert

Committee Chairperson	Committee Member

Audit Committee

Current Members: Matthew J. Simoncini* (chair) Jun Hong Heng Daniel D. Tempesta* *Audit Financial Expert
Responsibilities:
Pursuant to its charter, our Audit Committee, is responsible for:
•Selecting a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;
•Helping to ensure the independence and overseeing the performance of the independent registered public accounting firm;
•Reviewing and discussing the results of the audit with the independent registered public accounting firm and reviewing, with management and that firm, our interim and year-end operating results;
•Reviewing our financial statements and critical accounting policies and estimates;
•Reviewing the adequacy and effectiveness of our internal controls;
•Developing procedures for employees to submit concerns anonymously about questionable accounting, internal accounting controls, or audit matters;
•Overseeing and reviewing our policies on risk assessment and risk management;
•Overseeing compliance with our Code of Business Conduct and Ethics;
•Reviewing related party transactions;
•Unless delegated to a separate committee of the board: (i) periodically receiving reports from management to help fulfill the committee’s duties to oversee the principal risk exposures facing the company and the company’s mitigation efforts in respect of such risks; and (ii) reviewing the company’s risk management framework and programs, the company’s adherence to risk limits and its established risk appetite, and the framework by which management discusses the company’s risk profile and risk exposures with the board and its committees and annually recommending to the board the articulation and establishment of the company’s risk appetite; and
•Overseeing our business continuity and disaster preparedness planning; and approving or, as permitted, pre-approving all audit and all permissible non-audit services to be performed by the independent registered public accounting firm.

Independence:
The composition of our Audit Committee meets the requirements for independence under current Nasdaq and SEC rules and regulations.

The board of directors determined that each of Messrs. Simoncini, Heng and Tempesta meets the requirements for independence and financial sophistication under the current Nasdaq listing standards and SEC rules and regulations, including Rule 10A-3.

Meetings: 9 meetings during 2022.

Our audit committee operates under a written charter, which satisfies the applicable rules of the SEC and the listing standards of Nasdaq, and which is available on our website. All audit services provided to us and all permissible non-audit services, provided to us by our independent registered public accounting firm are approved in advance by the audit committee.

Each of Mr. Simoncini and Mr. Tempesta is an “audit committee financial expert” within the meaning of Item 407(d) of Regulation S-K promulgated under the Securities Act. This designation does not impose any duties, obligations, or liabilities that are greater than are generally imposed on members of the audit committee and the board of directors.
Compensation & Human Capital Management Committee

Current Members: Katharine A. Martin (chair) Jun Hong Heng Mary Lou Jepsen, PhD Matthew J. Simoncini
Responsibilities:
Pursuant to its charter, our Compensation & Human Capital Management Committee, is responsible for:
•Reviewing, approving and determining, or making recommendations to the board of directors regarding, the compensation of our executive officers, including the CEO;
•Making recommendations regarding non-employee director compensation to our board of directors;
•Administering our equity compensation plans and agreements with our executive officers;
•Reviewing, approving and administering incentive compensation and equity compensation plans;
•Reviewing with management annually risks arising from the company’s compensation policies and practices applicable to employees;
•Overseeing the Company’s risks, opportunities, programs, practices, policies, strategies, measures, objectives and performance relating to recruiting, talent development and retention, culture, diversity, equity and inclusion and human health and safety; and
•Reviewing and approving our overall compensation philosophy.

Independence: The composition of our Compensation & Human Capital Management Committee meets the requirements for independence under current Nasdaq and SEC rules and regulations.
Meetings: 6 meetings during 2022.
The compensation committee operates under a written charter, which satisfies the applicable rules of the SEC and Nasdaq listing standards, and is available on our website. The charter allows the compensation committee to delegate its responsibilities to a subcommittee of the compensation committee, as may be necessary or appropriate, and within certain limits. In addition, to the extent permitted by applicable law, the compensation committee may delegate to one or more officers of the Company (or other appropriate supervisory personnel) the authority to grant stock options and other stock awards to employees (who are not executive officers or members of the Board) of the Company or of any subsidiary of the Company.

Nominating and ESG Committee

Current Members: Mary Lou Jepsen, PhD (chair) Shaun Maguire, PhD Katharine A. Martin
Responsibilities:
Pursuant to its charter, our Nominating and ESG Committee, is responsible for:
•Recommending to the board for determination the desired qualifications, expertise and characteristics of Board members, with the goal of developing a diverse, experienced and highly qualified board;
•Identifying and evaluating individuals qualified to serve as members of the board, consistent with criteria approved by the board, and making recommendations to the board of directors regarding nominees for election to the board and its committees;
•Considering and making recommendations to the board of directors regarding the composition of the board and its committees;
•Overseeing corporate governance and related matters;
•Overseeing cybersecurity, data privacy and other risks relevant to our computerized information system controls and security, the steps we have taken to monitor or mitigate such exposures, and our information governance policies and programs;
•Developing and making recommendations to the board of directors regarding corporate governance guidelines and ESG matters;
•Overseeing the Company’s ESG risks, opportunities, programs, policies, practices, measures, objectives and performance;
•Reviewing any proposals properly submitted by stockholders for action at the annual meeting of stockholders and making recommendations to the board regarding action to be taken in response to each such proposal;
•Overseeing an annual evaluation of the board and its committees;
•Reviewing and monitoring key public policy trends, issues, regulatory matters and other concerns that may affect our business, strategies, operations, performance or reputation, and overseeing our engagement in the public policy process; and
•Contributing to succession planning.

Independence: The composition of our Nominating and ESG Committee meets the requirements for independence under current Nasdaq and SEC rules and regulations.
Meetings: 3 meetings during 2022.

The nominating and ESG committee operates under a written charter, which satisfies the applicable rules of the SEC and the Nasdaq listing standards and is available on our website.

Board Assessment
Our Corporate Governance Guidelines provide that the nominating and ESG committee is responsible for overseeing an annual self-evaluation of the board of directors as a whole and its committees. Such evaluations were conducted in 2023 to assess the performance of the board and each of the committees in 2022.
The evaluation topics for the assessment included (i) board and committee composition and structure, (ii) access to and review of information from management and (iii) culture with respect to promoting candid communication and rigorous decision making.
Our board and committee evaluation process included the following steps:

Board Evaluation	Our board responded to tailored questionnaires, meant to enhance the board’s overall effectiveness by identifying the best practices of a highly effective board and identifying suggested ways to implement these best practices.

Committee Evaluations	The directors also responded to a tailored set of questions for each of their committee assignments and identified committee strengths and accomplishments in 2022 together with recommended changes in committee practices for 2023.

Independent Third-Party Report	To protect anonymity and the integrity of our board and Committee evaluation process, the Company’s outside counsel compiled responses to board and Committee evaluations into a report for the board of directors.

Discussion of Results	The results of the board and committee evaluations process were presented to the board of directors which discussed the evaluations and determined if any follow-up actions were appropriate.
Compensation Committee Interlocks and Insider Participation
None of the members of the compensation committee is or has been at any time one of our officers or employees. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board or compensation committee (or other board of directors committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of any entity that has one or more executive officers serving as a member of the board or compensation committee.
Board and Committee Meetings and Attendance
Our board of directors and its committees meet regularly throughout the year, and also hold special meetings and act by written consent from time to time. The board of directors met four times during the fiscal year ended December 31, 2022. The audit committee met nine times during the fiscal year ended December 31, 2022 and the compensation committee met six times during the fiscal year ended December 31, 2022. The nominating and ESG committee met three times during the year ended December 31, 2022.
During 2022, each member of our board of directors attended at least 75% of the aggregate of all meetings of our board of directors and of all meetings of committees of our board of directors on which such member served that were held during the period in which such director served.
Board Attendance at Annual Meeting of Stockholders
Our policy is to invite and encourage each member of our board of directors to be present at our annual meetings of stockholders. All of the directors then in office attended the last annual meeting of stockholders of the Company. Mr. Tempesta was appointed to the board in August 2022.
Communication with Directors
Stockholders and interested parties who wish to communicate with our board of directors, non-management members of our board of directors as a group, a committee of our board of directors or a specific member of our board of directors (including our Chairperson) may do so by letters addressed to the attention of our Chief Financial Officer.
All communications are reviewed by the Chief Financial Officer and provided to the members of our board of directors as appropriate. Unsolicited items, sales materials, abusive, threatening or otherwise inappropriate materials and other routine items and items unrelated to the duties and responsibilities of our board of directors will not be provided to directors.
The address for these communications is:
Luminar Technologies, Inc.
2603 Discovery Drive, Suite 100
Orlando, Florida 32826
Attn: Chief Financial Officer
Code of Business Conduct and Ethics
We have adopted a Code of Business Conduct and Ethics that applies to all of the members of our board of directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. Our Code of Business Conduct and Ethics is posted on the Investor Relations section of our website, which is located at https://investors.luminartech.com by clicking on “Governance Documents” in the “Governance” section of our website. We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding amendment to, or waiver from, a provision of our Code of Business Conduct and Ethics by posting such information on our website at the location specified above.
Policy Against Hedging
We have adopted a policy that prohibits members of our board and all employees, including “officers” under Section 16 of the Exchange Act, from purchasing any financial instruments (such as prepaid variable forward contracts, equity swaps, collars or exchange funds) or otherwise engaging in any transactions that hedge the risk of Company stock ownership.

Director Compensation
We maintain a non-employee director compensation program which is intended to provide a total compensation package that enables us to attract and retain qualified and experienced individuals to serve as directors and to align our directors’ interests with those of our stockholders.
Our non-employee director compensation policy (the “Director Compensation Policy”), provides that each non-employee director will receive the following compensation for service on our board.
Cash Compensation. Each of our non-employee directors will receive $12,500 per quarter to serve as a member of our board, and any future lead independent director of our board will receive an additional $7,500 per quarter to serve in such capacity. Our non-employee directors do not receive per meeting fees.
In addition, each chair of our audit committee, compensation & human capital management committee, and nominating and ESG committee, will receive $6,250, $5,000, and $2,500 per quarter, respectively, for serving as chair of these committees. The members of our audit committee, compensation & human capital management committee, and nominating and ESG committee who are not the chair of the respective committee, will receive $3,125, $2,500, and $1,250 per quarter, respectively, to serve on these committees.
Non-employee directors are reimbursed for all reasonable travel and related expenses incurred in connection with attending board and committee meetings.
Equity Compensation. Additionally, non-employee directors each receive equity compensation. On the date of each annual meeting of our stockholders, each new and continuing non-employee director is granted restricted stock units, or RSUs, under our Amended and Restated 2020 Equity Incentive Plan, or the 2020 Equity Incentive Plan, covering shares having a value of $200,000. Each annual RSU award shall vest in full on the first to occur of (i) the one-year anniversary of the grant date or (ii) the date of the next annual meeting, subject to the applicable director’s continued service as a member of the board through such vesting date.
In addition, each person who is elected or appointed for the first time to be a director will in each case automatically, upon the first practicable date following their initial election or appointment to be a director, be granted RSUs under the 2020 Equity Incentive Plan covering shares having a value of $400,000. Each initial RSU award shall vest in equal annual installments over the three-year period following the grant date, subject to the applicable director’s continued service as a member of the board through each such vesting date.
For each non-employee director who remains in continuous service as a member of the board until immediately prior to the closing of a “Change in Control” (as defined in the 2020 Equity Incentive Plan), any unvested portion of any RSU award granted in consideration of such director’s service as a member of the board shall vest in full immediately prior to, and contingent upon, the consummation of the Change in Control.

The following table sets forth information concerning the compensation of our non-employee directors during the year ended December 31, 2022.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)(3)		Total ($)
Alec E. Gores	$53,000	$182,427	(4)	$235,427
Matthew J. Simoncini	85,000	182,427	(4)	267,427
Mary Lou Jepsen, PhD	67,361	182,427	(4)	249,788
Katharine A. Martin	75,000	182,427	(4)	257,427
Jun Hong Heng	67,167	182,427	(4)	249,594
Shaun Maguire, PhD	61,563	182,427	(4)	243,990
Daniel D. Tempesta (1)	22,928	499,710	(5)	522,638
(1)Mr. Tempesta commenced service on August 19, 2022.
(2)The amount reported in this column reflects the aggregate grant date fair value for financial statement reporting purposes of RSUs granted during the fiscal year ended December 31, 2022, as determined in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718. This amount reflects our accounting expense for these RSUs and does not represent the actual economic value that may be realized by the director. There can be no assurance that the amount will ever be realized. For the assumptions used in valuing the award, please see Note 12 of the Company’s consolidated financial statements for the year ended December 31, 2022.
(3)Our non-employee directors who served in 2022 held the following number of unexercised stock options and outstanding unvested RSUs as of December 31, 2022:

Name	Stock Options	RSUs
Alec E. Gores	—	18,924
Matthew J. Simoncini	340,773	18,924
Mary Lou Jepsen, PhD	—	23,800
Katharine A. Martin	—	23,800
Jun Hong Heng	—	31,080
Shaun Maguire, PhD	—	31,080
Daniel D. Tempesta	—	52,601
(4)Represents 18,924 RSUs granted on June 7, 2022 and scheduled to vest on the earlier of June 7, 2023 or the date of our 2023 Annual Meeting of Stockholders, subject to the continuous service of the RSU holder on the vesting date.
(5)Represents (i) 52,601 RSUs granted on August 19, 2022, and scheduled to vest in three equal annual installments on the first, second and third anniversaries of August 19, 2022, subject to Mr. Tempesta’s continued service as a member of the board of directors through each vesting date.

NOMINATIONS PROCESS AND DIRECTOR QUALIFICATIONS
Nomination to the Board of Directors
Candidates for nomination to our board of directors are selected by our board of directors based on the recommendation of our nominating and ESG committee in accordance with its charter, our amended and restated certificate of incorporation and amended and restated bylaws, our Corporate Governance Guidelines and the criteria approved by our board regarding director candidate qualifications. In recommending candidates for nomination, our nominating and ESG committee considers candidates recommended by directors, officers, employees, stockholders and others, using the same criteria to evaluate all candidates.
Additional information regarding the process for properly submitting stockholder nominations for candidates for nomination to our board of directors is set forth above under “Requirements for Stockholder Proposals to be considered for inclusion in our proxy materials for our 2024 Annual Meeting” and “Requirements for Stockholder Proposals to be presented at our 2024 Annual Meeting.”
Director Qualifications
With the goal of developing a diverse, experienced and highly qualified board of directors, our nominating and ESG committee is responsible for developing and recommending to our board the desired qualifications, expertise and characteristics of members of our board, including any specific minimum qualifications that the committee believes must be met by a committee-recommended nominee for membership on our board and any specific qualities or skills that the committee believes are necessary for one or more of the members of our board to possess.
Because the identification, evaluation and selection of qualified directors is a complex and subjective process that requires consideration of many intangible factors, and will be significantly influenced by the particular needs of our board of directors from time to time, our board has not adopted a specific set of minimum qualifications, qualities or skills that are necessary for a nominee to possess, other than those that are necessary to meet U.S. legal, regulatory and Nasdaq listing requirements and the provisions of our amended and restated certificate of incorporation and amended and restated bylaws, our Corporate Governance Guidelines and the charters of the committees of our board of directors. When considering nominees, our nominating and ESG committee may take into consideration many factors including, among other things, a candidate’s independence, integrity, skills, financial and other expertise, breadth of experience, knowledge about our business or industry, willingness and ability to devote adequate time and effort to board responsibilities in the context of the existing composition, other areas that are expected to contribute to the board’s overall effectiveness and needs of the board and its committees.
Our board of directors affirms the value placed on diversity within our Company. Through the nomination process, our nominating and ESG committee seeks to promote board membership that reflects a diversity of talents, skills, background, including with respect to age, gender, national origin, sexual orientation and identification, race, ethnicity and culture and expertise necessary to provide sound and prudent oversight with respect to the operations and interests of the business and has approved a requirement to have diverse candidates in its candidate pool of nominees. Further, our board of directors is committed to actively seeking highly qualified women and individuals from underrepresented groups to include in the pool from which new candidates are selected. The brief biographical description of each director set forth in “Proposal One: Election of Directors” below includes the primary individual experience, qualifications, attributes and skills of each of our directors that led to the conclusion that each director should serve as a member of our board of directors at this time.

The following table provides information on the diversity of the current members of our board of directors as of April 10, 2023.

Board Diversity

DIVERSITY

38%

2 Directors are Female

1 Director is Asian

TENURE

1 Year or less

2 Years

3 Years

AGE

Less than 50

Greater than 50

Our board of directors is committed to actively seeking highly qualified women and individuals from underrepresented groups to include in the pool from which new candidates are selected.

Board Diversity Matrix (As of April 10, 2023)
Total Number of Directors	8
	Female	Male	Did Not Disclose Gender
Part I: Gender Identity
Directors	2	4	2
Part II: Demographic Background
African American or Black	--	--	--
Alaskan Native or Native American	--	--	--
Asian	--	1	--
Hispanic or Latino	--	--	--
Native Hawaiian or Pacific Islander	--	--	--
White	2	3	--
Two or More Races or Ethnicities	--	--	--
LGBTQ+	--
Did Not Disclose Demographic Background	2

PROPOSAL ONE: ELECTION OF CLASS III DIRECTORS
The current Class I and Class II directors will serve until our annual meetings of stockholders to be held in 2024 and 2025, respectively, or until such director’s successor is duly elected and qualified or until such director’s earlier death, resignation, disqualification or removal.
Upon the recommendation of the nominating and ESG committee, our board of directors has nominated Dr. Jepsen and Mr. Russell to be elected as Class III directors at the Annual Meeting, each to serve a three-year term expiring at our annual meeting of stockholders to be held in 2026 or until such director’s successor is duly elected and qualified or until such director’s earlier death, resignation, disqualification or removal. Dr. Jepsen and Mr. Russell who are both current Class III directors are standing for re-election at the Annual Meeting.
Shares represented by proxies will be voted “FOR” the election of each of the two nominees named below, unless the proxy is marked to withhold authority to so vote. If any nominee for any reason is unable to serve or for good cause will not serve, the proxies may be voted for such substitute nominee as the proxy holder might determine. Each nominee has consented to being named in this Proxy Statement and to serve if elected. Proxies may not be voted for more than two directors. Stockholders may not cumulate votes for the election of directors.

Nominees to Our Board of Directors

The nominees and their ages, occupations and lengths of service on our board of directors as of April 10, 2023 are provided in the table below and in the additional biographical descriptions set forth in the text below the table.

Name	Age	Position
Mr. Austin Russell	28	Director nominee, Chairperson of the Board, President and Chief Executive Officer
Mary Lou Jepsen, PhD (1)	58	Director nominee
____________
(1) Member of the Compensation & Human Capital Management Committee and Nominating Committee and ESG Committee.
Austin Russell has served as our President and Chief Executive Officer and as Chairperson and member of our board of directors since December 2020 and prior to this, served as President and Chief Executive Officer of Legacy Luminar and as a member of its board of directors since founding Legacy Luminar. Mr. Russell developed his first visioning system at age eleven by building prototype supercomputers and optoelectronic systems with real-world applications in mind. He wrote his first patent application at 12, and over the next four years worked on a host of photonics and imaging related technologies before he later became an independent researcher at the Beckman Laser Institute. After being recruited to Stanford for Applied Physics, he was awarded the Thiel Fellowship at 17 to pursue Legacy Luminar full-time with a vision to develop a new kind of sensing technology to make autonomous vehicles both safe and ubiquitous.
We believe that Mr. Russell is qualified to serve on our board of directors because he is our founder, our largest stockholder and has the long-term vision for Luminar and due to his operational and historical expertise gained from serving as Legacy Luminar’s President and Chief Executive Officer since Legacy Luminar’s inception.
Mary Lou Jepsen, PhD has served as a member of our board of directors since February 2021. Dr. Jepsen has served as the CEO, Founder and Chairperson of the board of directors of Openwater, a San Francisco based medical diagnostics and therapeutic wearable device technology company, since August 2016. Previously, Dr. Jepsen served as the Executive Director of Engineering at Facebook, Inc.

and Head of Display Technologies at Oculus from January 2015 to August 2016, and before that served a similar role at Google, Inc. and X (formerly Google X) from 2012 to 2015. She also co-founded and served as the Chief Technology Officer of One Laptop per Child, a nonprofit organization, of which she was the lead architect designing $100 laptops that were shipped to millions of children in the developing world. Dr. Jepsen has served on the board of directors of Lear Corporation (“Lear”), a leading, global tier-1 automotive components supplier, since March 2016. Dr. Jepsen holds a Ph.D. degree from Brown University in Optical Sciences, an M.S. from Massachusetts Institute of Technology in Visual Studies and a Sc.B. from Brown University in Electrical Engineering and Studio Art.
We believe Dr. Jepsen is qualified to serve on our board of directors based on her exceptional track record of leadership and innovation including her senior management experience in the technology industry and as a board member of a publicly traded company.
Continuing Directors
The directors who are serving for terms that end following the Annual Meeting and their ages, occupations and lengths of service on our board of directors as of April 10, 2023 are provided in the table below and in the additional biographical descriptions set forth in the text below the table.

Name	Age	Position
Alec E. Gores	70	Director
Jun Hong Heng (1) (2)*	42	Director
Shaun Maguire, PhD (3)**	37	Director
Katharine A. Martin (2)(3)	60	Director
Matthew J. Simoncini (1)(2)	62	Director
Daniel D. Tempesta (1)	52	Director
___________
(1)    Member of the audit committee.
(2)    Member of the compensation & human capital management committee.
(3)    Member of the nominating and ESG committee.
*On November 16, 2022, Mr. Heng resigned from the nominating and ESG committee and joined the compensation & human capital management committee.
**On November 16, 2022, Dr. Maguire resigned from the audit committee and joined the nominating and ESG committee.
Alec E. Gores has served as a member of our board of directors since December 2020. Mr. Gores is the Founder, Chairman and Chief Executive Officer of The Gores Group, a global investment firm focused on acquiring businesses that can benefit from the firm’s operating expertise. Mr. Gores implemented an operational approach to private equity investing when he founded The Gores Group in 1987 by operating businesses alongside management, or in some cases in lieu of management, to build value in those entities. Since then, the firm has acquired more than 120 businesses including a current portfolio of 8 active companies worldwide. Mr. Gores began his career as a self-made entrepreneur and operating executive. In 1978, he self-funded and founded Executive Business Systems (EBS), a developer and distributor of vertical business software systems. Within seven years, EBS had become a leading value-added reseller in Michigan and employed over 200 people. In 1986, CONTEL purchased EBS, and Mr. Gores subsequently began acquiring and operating non-core businesses from major corporations and building value in those entities, a decision that ultimately led to the founding of what has evolved into The Gores Group today. Under his leadership, The Gores Group has continued to acquire businesses in need of operational and financial resources, while creating value and working with management teams to establish an entrepreneurial environment as a foundation for sustainable growth. This philosophy has served the firm well. Mr. Gores served as the Chairman of the Board of Directors of Gores Holdings I from its inception in June 2015 until completion of the Hostess acquisition in November

2016, as the Chairman of the Board of Directors of Gores Holdings II since its inception in August 2016 until completion of the Verra acquisition in October 2018 and as the Chairman of the Board of Directors of Gores Holdings III since its inception in October 2017 until the completion of the PAE acquisition in February 2020, as the Chairman of the Board of Directors of Gores Holdings IV from June 2019 until the completion of the UWM acquisition in January 2021, as the Chairman of the Board of Directors of Gores Holdings V from June 2020 until the completion of the AMP acquisition in August 2021, as the Chairman of the Board of Directors of Gores Holdings VI from June 2020 until the completion of the Matterport acquisition in July 2021, and as Chairman of the Board of Directors of Gores Guggenheim from December 2020 until the completion of the Polestar acquisition in July 2022. Mr. Gores served as the Chief Executive Officer and a Director of Gores Metropoulos II from July 2020 until the completion of the Sonder acquisition in January 2022. Mr. Gores served as the Chairman of the board of directors of Gores Holdings VII from September 2020, Gores Holdings VIII from September 2020, Gores Technology from December 2020, and Gores Technology II from December 2020, until their respective terminations in December 2022. Mr. Gores has served as the Chairman of the Board of Directors of Gores Holdings IX since January 2021 and Gores Holdings X since January 2021. Mr. Gores holds a degree in Computer Science from Western Michigan University. Mr. Gores’ significant investment and financial expertise make him well qualified to serve as a member of our board of directors.
We believe Mr. Gores is qualified to serve on our board of directors based on his significant investment and financial expertise.
Jun Hong Heng has served as a member of our board of directors since June 2021 and is the Founder and the Chief Investment Officer of Crescent Cove Advisors, LP (“Crescent Cove”) since August 2018. Mr. Heng is also the Founder of Crescent Cove Capital Management LLC and has served as its Chief Investment Officer since February 2016. Prior to Crescent Cove Capital Management LLC, Mr. Heng served as Principal of Myriad Asset Management, an investment firm, from August 2011 to January 2015, where he focused on Asian credit and equity, including special situations. From June 2008 to June 2011, he served as Vice President of Argyle Street Management, a spin-off from Goldman Sachs Asian Special Situations Group. Previously, Mr. Heng served as an analyst at Morgan Stanley, where he focused on Asia, and as an analyst at Bear, Stearns & Co., where he served in a multi-disciplinary role across technology, media and telecommunications, mergers and acquisitions, and equity and debt capital markets. Mr. Heng holds a B.B.A. in Finance and Accounting from the Stephen M. Ross School of Business at the University of Michigan. Mr. Heng also serves as an independent director on the board of ECARX.
We believe Mr. Heng is qualified to serve as a director based on his extensive investment and financial expertise.
Shaun Maguire, PhD has served as a member of our board of directors since June 2021 and is currently a General Partner at Sequoia Capital. Prior to joining Sequoia Capital in 2019, Dr. Maguire served as Co-Founder and Chairman of Expanse (formerly known as Qadium) from May 2012 to December 2020, when Expanse was acquired by Palo Alto Networks. Dr. Maguire also served as Partner of GV from 2016 to 2019, Co-Founder of Escape Dynamics, Inc. from 2010 to 2015, Consultant at the Defense Advanced Research Projects Agency from 2011 to 2012 and a member of the Algorithmic Trading Group at the DRW Trading Group in 2008. Dr. Maguire serves on the boards of Vise, AMP Robotics, Gather.town and Knowde. Dr. Maguire received his Ph.D. in Physics from the California Institute of Technology, M.S. in Control and Dynamical Systems from the California Institute of Technology, M.S. in Statistics from Stanford University and B.A. in Mathematics from the University of Southern California.
We believe that Dr. Maguire is qualified to serve as a director because of his significant investment, cybersecurity and technology expertise, which enables him to bring to the board of directors unique perspectives as well as valuable insights and experience.

Katharine A. Martin has served as a member of our board of directors since February 2021. Ms. Martin is the Chairperson of the board of directors of Wilson Sonsini Goodrich & Rosati and a partner of such firm. Prior thereto, Ms. Martin was a partner of Pillsbury Madison & Sutro LLP. Ms. Martin also serves on the board of directors of WildAid, a nonprofit organization, and YMCA of Silicon Valley, a nonprofit organization. She previously served on the board of directors of Nuance Communications, a technology pioneer and market leader in conversational artificial intelligence and ambient clinical intelligence, from 1999 to 2018. Ms. Martin has over thirty-five years’ experience practicing corporate and securities law, and has extensive experience representing public companies. Ms. Martin holds a J.D. from McGeorge School of Law and an undergraduate degree in Anthropology from the University of California, Berkeley.
We believe Ms. Martin is qualified to serve on our board of directors based on her legal and business background including her senior management experience.
Matthew J. Simoncini has served as a member of our board of directors since December 2020 and previously served on Legacy Luminar’s board of directors since June 2020. Mr. Simoncini previously served on the boards of directors of Cooper-Standard Holdings Inc., a leading global supplier of systems and components for the automotive industry, from August 2018 to May 2020, and Kensington Capital Acquisition Corp., a special purpose acquisition company focused on companies in the automotive sector, from June 2020 to December 2022. From September 2011 until his retirement in February 2018, Mr. Simoncini served as President and Chief Executive Officer and as a member of the board of directors of Lear Corporation (“Lear”), a global automotive technology company, and he served as Chief Financial Officer of Lear from September 2007 to September 2011. Mr. Simoncini joined Lear in May 1999 after Lear acquired UT Automotive, a supplier of electronic and interior products for the auto industry, where he served as Director of Global Financial Planning & Analysis from April 1996 to May 1999. Mr. Simoncini holds a B.A. in business administration and an Honorary Doctorate of Law from Wayne State University.
We believe Mr. Simoncini is qualified to serve on our board of directors based on his extensive executive leadership and management experience and his significant strategic and financial expertise in the automotive and automotive-related industries.
Daniel D. Tempesta has served as a member of our board of directors since August 2022. Mr. Tempesta is executive vice president and chief financial officer of Nuance Communications, Inc., a technology pioneer with market leadership in conversational AI and ambient intelligence. His responsibilities include oversight of Nuance’s finance and accounting operations, as well as tax, treasury, investor relations, order management, and procurement. Nuance was acquired by Microsoft Corporation in March 2022. Prior to joining Nuance in 2008, Mr. Tempesta was the corporate controller and chief accounting officer at Teradyne, Inc. He began his career with PricewaterhouseCoopers LLP, where he held a number of roles in the assurance practice serving technology clients.

We believe Mr. Tempesta is qualified to serve on our board of directors due to his extensive financial expertise and executive leadership experience.
Required Vote; Recommendation of the Board
Each director elected shall be elected by a plurality of the votes of the shares of our Class A common stock and Class B common stock (voting together as a single class) present in person or represented by proxy at the meeting and entitled to vote on the election of directors, meaning that the two individuals nominated for election to our board of directors at the Annual Meeting receiving the highest number of “FOR” votes will be elected.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR ALL” NOMINEES FOR THE ELECTION OF THE TWO CLASS III DIRECTORS SET FORTH IN THIS PROPOSAL ONE.

PROPOSAL TWO: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our audit committee has selected Deloitte & Touche LLP as our independent registered public accounting firm to perform the audit of our consolidated financial statements for the fiscal year ending December 31, 2023 and recommends that our stockholders vote for the ratification of such selection. The ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023 requires the affirmative vote of a majority of the number of votes cast “FOR” and “AGAINST” the proposal. In the event that Deloitte & Touche LLP is not ratified by our stockholders, the audit committee will review its future selection of Deloitte & Touche LLP as our independent registered public accounting firm.
Deloitte & Touche LLP audited our financial statements for the fiscal year ended December 31, 2022. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting and they will be given an opportunity to make a statement at the Annual Meeting if they desire to do so, and will be available to respond to appropriate questions.
Independent Registered Public Accounting Firm Fees and Services
The following table presents the aggregate fees billed by Deloitte & Touche LLP for the years ended December 31, 2022 and 2021 (in thousands):

	Year Ended December 31,
	2022	2021
Audit Fees(1)	$2,842	$1,930
Audit-Related Fees(2)	125	200
Tax Fees	—	—
All Other Fees(3)	2	2
Total	$2,969	$2,132
(1)Represents fees for services performed to comply with the standards established by the Public Company Accounting Oversight Board, including the audit of our consolidated financials statements. This category also includes fees for audits provided in connection with statutory filings or services that generally only the independent auditor reasonably can provide, such as consent and assistance with the review of our SEC filings.
(2)Represents fees and expenses related to work performed in connection with registration statements, including the issuance of a comfort letter.
(3)All Other Fees consist of accounting research tool subscription fees.
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
Our audit committee’s policy is to pre‑approve all audit and permissible non audit services provided by our independent registered public accounting firm, the scope of services provided by our independent registered public accounting firm and the fees for the services to be performed. These services may include audit services, audit related services, tax services and other services. Pre‑approval is detailed as to the particular service or category of services and is generally subject to a specific budget. Our independent registered public accounting firm and management are required to periodically report to the audit committee regarding the extent of services provided by our independent registered public accounting firm in accordance with this pre‑approval, and the fees for the services performed to date.
All of the services listed in the table above provided by Deloitte were pre-approved by our audit committee.
Required Vote; Recommendation of the Board
Approval will be obtained if the proposal receives the affirmative vote of a majority of the number of votes cast “FOR” and “AGAINST” the proposal.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL TWO.

REPORT OF THE AUDIT COMMITTEE
The information contained in the following report of our audit committee is not considered to be “soliciting material,” “filed” or incorporated by reference in any past or future filing by us under the Exchange Act or the Securities Act unless and only to the extent that we specifically incorporate it by reference.
Our audit committee has reviewed and discussed with our management and Deloitte & Touche LLP, our audited consolidated financial statements for the fiscal year ended December 31, 2022. Our audit committee has also discussed with Deloitte & Touche LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the Securities and Exchange Commission (the “SEC”).
Our audit committee has received and reviewed the written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the PCAOB regarding the independent accountant’s communications with our audit committee concerning independence, and has discussed with Deloitte & Touche LLP its independence from us.
Based on the review and discussions referred to above, our audit committee recommended to our board of directors that the audited consolidated financial statements be included in our annual report on Form 10-K for the fiscal year ended December 31, 2022 for filing with the SEC.
Submitted by the Audit Committee
Matthew J. Simoncini (Chair)
Jun Hong Heng
Daniel D. Tempesta

EXECUTIVE OFFICERS
Our executive officers and their ages as of April 10, 2023 and positions with Luminar are provided in the table below and in the additional biographical descriptions set forth in the text below the table.

Name	Age	Position
Austin Russell	28	Chairperson, Director, President and Chief Executive Officer
Thomas J. Fennimore	47	Chief Financial Officer
Alan Prescott	45	Chief Legal Officer and Secretary
Executive Officers
Our board of directors chooses our executive officers, who then serve at the discretion of our board of directors. There is no family relationship between any of the directors or executive officers and any of our other directors or executive officers.
Austin Russell. For a brief biography of Mr. Russell, please see “Proposal One: Election of Directors–Continuing Directors.”
Thomas J. Fennimore has served as our Chief Financial Officer since December 2020 and prior to this, held the same position with Legacy Luminar since July 2020. Prior to joining Luminar, Mr. Fennimore served as the Global Head of Automotive and the Co-Head of the Industrials Group at Jefferies Group, LLC from September 2014 to May 2020. From July 1997 to September 2014, Mr. Fennimore worked at Goldman Sachs, in a variety of roles with increasing responsibility, most notably as Global Head of Automotive and Co-Head of the Asia Industrials Group. Mr. Fennimore holds a B.A. in mathematics and a B.S. in engineering from Swarthmore College.
Alan Prescott has served as our Chief Legal Officer and Secretary since April 2021 and is an automotive and autonomous industry legal expert, engineer, and 20-year veteran from top OEM and technology companies. Mr. Prescott joined Luminar from Tesla, where he spent four years acting most recently as General Counsel. Prior to Tesla, he led Uber’s Advanced Technology Group’s legal team as senior counsel overseeing commercial, regulatory, litigation, privacy, and cybersecurity. Mr. Prescott’s career began at Ford Motor Company as a safety engineer before receiving his law degree from Georgetown University, after which he spent over ten years leading various legal operations within the automaker, concentrating on product development and manufacturing, as well as several years as Special Counsel to the General Counsel.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
This Compensation Discussion and Analysis provides an overview of our overall executive compensation program, including the philosophy and goals, main components of pay and the decision-making process with respect to each of our named executive officers for 2022. We believe our compensation programs reflect our commitment to adhere to best practices and only reward positive performance.
For 2022, our named executive officers were:
•Austin Russell, President and Chief Executive Officer
•Thomas J. Fennimore, Chief Financial Officer
•Alan Prescott, Chief Legal Officer and Secretary
Executive Summary
Fiscal 2022 Financial and Business Highlights
Luminar is a global automotive technology company ushering a new era of vehicle safety and autonomy. We are enabling solutions for series production passenger cars and commercial trucks as well as other targeted markets. We have built a new type of lidar sensor which we believe meets the demanding performance, safety, and cost requirements for autonomous vehicles in production, while also enabling Advanced Driving Assistance Systems (“ADAS”). Our lidar hardware and software products help set the standard for safety in the industry and are designed to enable accurate and reliable detections of some of the most challenging “edge cases” autonomous vehicles can encounter on a regular basis. This is achieved by advancing existing lidar range and resolution to new levels, ensuring hard-to-see objects like a tire on the road ahead or a child that runs into the street are not missed, as well as by developing our software to interpret the data needed to inform autonomous and assisted driving decisions.
Key highlights for 2022 include:

•Achieved or exceeded all four key company-level milestones including:
◦Launched our Iris lidar sensor into series production at China’s largest automaker.
◦Continued strong progress to improve and refine critical components of our software stack, including the on-road performance of Proactive Safety™ and highway autonomy features.
◦Exceeded previously raised 60% year-over-year growth target for major commercial program “wins.”
◦Exceeded previously raised 60% year-over-year growth target for forward-looking order book.
•Full-year revenue of $40.7 million, which was at the lower end of guidance range primarily due to timing of program and service revenue recognition.
•GAAP net loss was $445.9 million, or $(1.25) per share; non-GAAP net loss was $279.3 million, or $(0.78) per share.(1)
_________
(1)Reconciliation to GAAP net loss is available at https://investors.luminartech.com in the earnings release for fiscal 2022 under Financial Information.

We expect to continue to invest in our product and software development as well as incur efforts to build customer relations and markets. Further, we expect to invest in developing advanced manufacturing capabilities, both, internally as well as with our contract manufacturing partners. We believe that we will continue to incur operating and net losses each quarter until at least the time we begin commercial deliveries of our lidar-based products, which are not expected to begin until late 2023 and may occur later or not at all.
Listening to Stockholders
Our compensation committee is very interested in the ideas and any concerns of our stockholders regarding executive compensation. We value the opinions of our stockholders and will consider the outcome of “say-on-pay votes,” as well as any feedback received throughout the year, when making compensation decisions for our executive officers.
At our 2022 annual meeting of stockholders, which took place in June 2022, we requested that stockholders cast a say-on-pay vote. This proposal passed with approximately 99.7% of the votes cast (for or against). In evaluating our compensation practices in 2022, the compensation committee was mindful of the support our stockholders expressed for our philosophy of linking compensation to financial objectives and the enhancement of stockholder value.
Overall Compensation Philosophy and Objectives
Our ability to compete and succeed in the highly competitive and rapidly evolving lidar industry is directly correlated to our ability to recruit, incentivize, and retain talented individuals in the areas of product development, and general and administrative functions. The market for skilled personnel in the autonomous vehicle and technology industries is very competitive. Our compensation committee believes that the most effective compensation program is designed to attract and reward talented individuals who possess the skills necessary to support our business objectives and create long-term value for our stockholders, expand our business, and assist in the achievement of our strategic goals. Our compensation committee annually reviews our compensation program design to ensure that it is aligned with the interests of our stockholders and our business goals, and that the total compensation paid to our employees and directors is fair, reasonable and competitive.
Our compensation committee believes executive compensation packages provided to our named executive officers should achieve the following goals:
•Attract and Retain: Recruit, motivate and retain highly qualified executive officers who possess the skills and leadership necessary to grow our long-term stockholder value; offer a total compensation program that flexibly adapts to changing economic, regulatory and organizational conditions, and takes into consideration the compensation practices of peer companies.

•Align Executive Interests with our Stockholders: Align the interests of our executives with our stockholders by tying a significant portion of total compensation to our overall financial and operating performance and the creation of long-term stockholder value.

•Pay for Performance: Provide a significant portion of compensation through variable, performance-based components that are at-risk and based on satisfaction of designated financial and strategic objectives.

•Reward Actual Achievement: Compensate for achievement of short-term and long-term company financial and operating goals and refrain from providing special benefits, “golden parachute” excise tax gross-ups, or accelerated equity vesting except in limited circumstances.

Compensation Governance Highlights

WHAT WE DO		WHAT WE DO NOT DO
☑	Link Pay for Performance: A significant portion of our named executive officers’ target compensation is issued in restricted stock units (“RSUs”) that are by their nature tied to stock performance.	☑
Executive Perquisites: Our named executive officers receive perquisites consistent with or below industry practices and participate in the same plans generally at the same level and offering made available to other employees.

☑
Incentivize a Strong Ownership Mentality and Emphasize Long-Term Performance: Our compensation program focuses on achieving long-term strategic objectives, with performance-based restricted stock units (“PRSUs”) that are eligible to vest, if at all, only upon the collective achievement of aggressive stock price milestones (requiring a nearly eight times increase in stock price) among other conditions. These equity awards are used to strongly align the interests of our executives with those of our stockholders.
		☑	Tax Gross-Ups: We do not provide tax gross-ups for “excess parachute payments” or any other executive benefits.

☑
Corporate Strategy Alignment: Our compensation committee establishes incentive compensation programs based on metrics that are aligned with our corporate strategy and designed to grow stockholder value.
		☑	Excessive Executive Retirement Benefits: We do not maintain an executive pension plan or supplemental retirement plan.

☑	Use an Independent Compensation Consultant: Our compensation committee retains an independent compensation consultant.	☑	Excessive or Inappropriate Risk-Taking: Our compensation programs are balanced in order to mitigate undue risks in our programs.

☑	Prohibit the Hedging of Our Common Stock: Our Insider Trading Policy strictly prohibits hedging activities by executive officers, employees, and directors.	☑	Excessive Cash Severance: Our offer letters containing severance provisions do not provide for excessive cash severance in the event of termination.

☑
Conduct Compensation Risk Assessments: Our compensation committee annually assesses the risk associated with our compensation policies and practices to ensure they are not reasonably likely to have a material adverse effect on the company.
		☑	Repricing: We prohibit repricing of underwater stock options without prior stockholder approval.

☑	Say-on-Pay Vote: We hold an annual advisory vote on executive compensation.	☑	Fixed Employment Terms or Salary Increases: We do not enter into employment agreements that provide for fixed terms, automatic compensation increases or equity grants.

☑
Clawback Policy: All cash awards and equity awards granted under our Amended and Restated 2020 Equity Incentive Plan (the “2020 Equity Incentive Plan”), are subject to recoupment in accordance with our compensation clawback policy, which gives us discretion to require our named executive officers to repay certain recoverable incentive-based compensation (including cash and equity awards, whether time or performance-based, and salary increases) in the event of a restatement.

Executive Compensation Overview
The following table provides information regarding the elements of our executive compensation program.

ELEMENT	FORM	DESCRIPTION	OBJECTIVE AND BASIS
Base Salary	Cash
Base salary for each named executive officer is set at a level that is below market average considering the executive’s duties and authority, contributions, prior experience and sustained performance, in order that pay is primarily achieved through other compensation that is aligned with long-term company and stockholder value.

Attract and retain highly qualified executives. Determined based on skills, experience, contribution, external benchmarking and performance when reviewed on an annual basis (except that Mr. Russell has voluntarily chosen to receive a base salary well below industry practice).

Cash Bonuses	Cash
The actual annual cash bonus awarded to each of Messrs. Fennimore and Prescott for 2022 performance is set forth in the Summary Compensation Table in the column titled “Bonus.” Mr. Russell did not receive a cash bonus for fiscal year 2022. Except with respect to the offer letters as described below, we do not have any formal arrangements with our named executive officers providing for annual cash bonus awards.
Linked to the company’s annual financial and strategic performance, as well as contributions made by the recipient.
Long-Term Incentive (2020 Equity Incentive Plan)	RSUs and PRSUs
In 2022, we granted time-based RSUs to each of our named executive officers (other than Mr. Russell) and PRSUs to each of our named executive officers, under the 2020 Equity Incentive Plan, in each case as described below under “—2022 Grants of Plan-Based Awards.”
Align the interests of our named executive officers with those of our stockholders; motivate our named executive officers to create value in the company over a longer term.

Long-Term Incentive (Management Longer Term Equity Incentive Plan)	Stock Awards
Employees, directors and independent contractors are eligible to participate in this stockholder-approved plan. Permits the grant of stock awards related to the achievement of certain underlying triggering events. One-sixth (1/6) of the share pool under this plan becomes available for issuance based on (including prior to but contingent upon) the occurrence of each of six distinct triggering events, which occur if the price of our common stock is greater than $31, $34, $37, $40, $43 and $46, respectively. No awards have been granted under this plan to date.
Attract and retain highly qualified executives. Align the interests of our named executive officers with those of our stockholders.
Benefits and Perquisites	Varies
We provide benefits to our named executive officers on the same basis as provided to all of our employees, including health, dental and vision insurance; life insurance; accidental death and dismemberment insurance; critical illness; short- and long-term disability insurance; a health reimbursement account; a health savings account; a flexible spending account; and a tax-qualified Section 401(k) plan for which an employer match is provided.
We do not maintain any executive-specific benefit or perquisite programs.

How We Determine Executive Compensation

Role of Compensation Committee
The compensation committee oversees and approves key aspects of executive compensation, including salary, annual bonuses (if any), long-term incentives, and benefits, with input from our board of directors and its independent compensation consultant, Compensia. The decisions of the compensation committee are based on a careful review of performance as well as the competitive market environment.

Role of Management
The President and Chief Executive Officer and the Chief Legal Officer work closely with the compensation committee in managing the executive compensation program, providing input and attending meetings of the compensation committee as appropriate. The President and Chief Executive Officer and the Chief Legal Officer make recommendations to the compensation committee regarding compensation for each executive officer (other than his own).

Role of Independent Compensation Consultant
Since 2021, the compensation committee has retained the services of Compensia as its independent, external compensation consultant.

Compensia, provides research survey information and analysis, incentive design expertise and other analyses related to compensation levels and design. Compensia also updates the compensation committee on trends and developments related to executive compensation design and provides its views to the compensation committee on best practices, including competitiveness when evaluating executive pay programs and policies. Compensia assists the compensation committee in its review of executive and director compensation practices, including the market competitiveness of compensation, executive compensation design, benchmarking with industry peers and other technical considerations including tax and accounting considerations.

For 2022 compensation matters, Compensia advised and assisted with the following: (i) executive and director market pay analysis; (ii) reviewing and suggesting changes to the compensation peer group; and (iii) review and input of the disclosure under the “Compensation Discussion and Analysis” and other proxy statement disclosures.

The compensation committee evaluates the services Compensia provides and has final authority to engage and terminate their services. Compensia has been retained by and reports directly to the compensation committee and does not have any other consulting engagements with management or the company. Our compensation committee has assessed Compensia’s independence consistent with Nasdaq listing standards and has concluded that the engagement of Compensia does not raise any conflict of interest.

Distribution of Compensation
We weight a significant proportion of total compensation toward long-term compensation, which can reinforce management’s commitment to enhancing profitability and stockholder value over the long-term more meaningfully than cash compensation. In 2022, approximately 90% of the compensation paid to our named executive officers was issued in the form of stock awards, ensuring that management is highly committed to enhancing profitability and stockholder value over the long-term.
Pay Positioning and Compensation Peer Group
In setting compensation, the compensation committee compares base salaries, annual incentive opportunities and long-term compensation for the named executive officers to executive compensation for a peer group of similarly sized companies. A key objective of our executive compensation program is to ensure that the overall compensation packages we offer our executives are competitive with the packages offered by companies with which we compete for executive talent. The compensation committee consults with Compensia, its independent compensation consultant, to develop a peer group of companies to serve as the basis for comparing our executive compensation program to the market.
When setting fiscal 2022 compensation, our compensation committee considered competitive market practices with respect to total pay levels. However, competitive market data is only one of several resources made available to the compensation committee to assist it in setting executive compensation levels. While referencing peer group compensation levels is helpful in determining market-competitive compensation for our named executive officers, our compensation committee does not directly tie any specific pay elements to particular benchmarks within the peer group. Rather, peer data is one consideration, along with employee skills and experience, individual performance, scope of responsibilities, and other factors. The compensation committee does not use a formula to determine compensation. The compensation committee reviews the peer group annually using best practice parameters as part of its duties.
In developing our peer group, which was approved in March 2021, the compensation committee considered the following key qualitative and quantitative considerations: (i) industry (including application software, auto parts and equipment, and automobile manufacturers, among others), (ii) business focus, (iii) market capitalization, and (iv) market capitalization to revenue multiple. The peer group reflects a reasonable blend of comparable companies relative to industry. Luminar was positioned at the 36th percentile in market cap at the time of approval in March 2021.
Following this analysis, the compensation committee identified the following 20 companies as our peer group. The compensation committee used the 2021 compensation peer group below as a reference for its executive compensation decisions for fiscal year 2022.

Allegro MicroSystems	Cloudflare	MongoDB
Ambarella	Coupa Software	QuantumScape
Appian	Datadog	Unity Software
Bill.com Holdings	Fisker	Virgin Galactic Holdings
C3.ai	Gentex	Wolfspeed (formerly Cree)
Canoo	JFrog	Zscaler
Cerence	Lyft
In June 2022, the compensation committee approved a proposal from Compensia to revise the peer group to include companies more closely aligned with our industry and financials (including revenue and market capitalization). Specifically, the following companies were removed from the peer group: Cloudflare, Datadog, MongoDB, Unity Software, and Zscaler. In addition, the following companies were added to the peer group: Aurora Innovation, Embark Technology, Solid Power, TuSimple Holdings, and Virgin Orbit Holdings.
At the time the peer group was selected in June 2022, the median number of peer group employees was 1,192. The peer group had a median peer group revenue of $229 million over the last 12 months, one-year revenue growth of 35%, a market cap of $3.265 billion, and market cap as a multiple of revenue of 9.8x. In contrast, Luminar at the time had a median revenue of $33 million over the last 12 months, one-year revenue growth of 118%, a market cap of $4.412 billion and market cap as a multiple of revenue of 131.8x.
Elements of Executive Compensation

The compensation committee has developed an executive compensation program that consists of the following primary elements:

•base salary;
•cash bonuses; and
•long-term incentives in the form of equity-based compensation.
The relative mix of these components is generally weighted more towards incentive rather than fixed compensation and towards long-term incentive compensation compared to short-term incentive compensation. We believe this relative weighting ensures that the interests of our executives are aligned with those of our stockholders.

Base Salary

2022 BASE SALARY

Philosophy	Considerations

Attract and retain.	Salary reviewed and set annually.

Provide fixed compensation to attract, retain and motivate highly talented executives.	Historically, we have not applied specific formulas to determine changes in base salary. Instead, when setting base salaries, the compensation committee employs a holistic review of numerous factors using its professional judgment and experience, emphasizing the following: individual contribution; roles and responsibilities; expected future contributions; peer and market salary data of similarly situated executives; and other business priorities of our company.

Base salary for each named executive officer is set at a level that is below market average considering the executive’s duties and authority, contributions, prior experience and sustained performance, so that pay is primarily achieved through other compensation that is aligned with long-term company and stockholder value. Historically, at Legacy Luminar, and currently, Mr. Russell has voluntarily chosen to receive a base salary far below industry practice.

Annual Cash Incentive Bonus

2022 ANNUAL CASH INCENTIVE AWARDS

Philosophy	Considerations

Pay for Performance.	While the company does not have an annual bonus plan, certain executives have bonuses that have been negotiated into their offer letters.

Reward Achievement.	Bonuses have historically been awarded, if at all, at the discretion of the board of directors, with input from our Chief Executive Officer.
Reward Achievement.
Align the interests of executives with those of our stockholders.	We use bonuses to reward corporate and individual performance.

Attract and Retain Executives. Remain competitive with our peer companies, which generally offer an annual incentive opportunity as an element of compensation.	Bonus payments are linked to company’s annual financial and strategic performance as well as contributions made by the recipient.

Cash bonuses are designed to incentivize our named executive officers at a variable level of compensation that is “at risk,” based on our performance and the performance of such individual.	The bonus amount is payable in a lump sum cash amount, and the payment with respect to any bonus amount is subject to the executive’s continued employment through the payment date.

Pursuant to the terms of his offer letter, Mr. Fennimore is eligible to receive an annual discretionary performance-based cash bonus of up to $200,000, which is linked to mutually agreed upon stretch goals and job performance, with the actual amount of the bonus, if any, determined by the company in its discretion taking into account factors such as job performance and the company’s financial performance. Pursuant to his offer letter, Mr. Prescott is entitled to receive a $50,000 annual bonus based on satisfactory performance goals. The actual annual cash bonus awarded to each of Messrs. Fennimore and Prescott for 2022 performance is set forth in the Summary Compensation Table in the column titled “Bonus.”
Mr. Russell did not receive a cash bonus for fiscal year 2022.
Except with respect to the offer letters as described below, we do not have any formal arrangements with our named executive officers providing for annual cash bonus awards. Commencing in 2023, we expect our compensation committee to decide whether the cash bonus will continue to be paid pursuant to the terms of individual offer letters as described above or pursuant to a formal bonus program.

Long-Term Equity Incentive Compensation
In furtherance of our pay for performance philosophy and culture, we generally grant equity awards to our named executive officers on an annual basis. In 2022, each of our named executive officers received PRSUs under the 2020 Equity Incentive Plan. In addition, in 2022, each of Messrs. Fennimore and Prescott received time-based RSUs under the 2020 Equity Incentive Plan. The PRSU and RSU awards are discussed in detail below and are also described in the section titled “—2022 Grants of Plan-Based Awards.”
For 2022, 48% of each of Messrs. Fennimore and Prescott’s equity award value was in the form of PRSUs and 52% in the form of time-based RSUs. As described below, in light of the aggressive stock price milestones of the PRSUs, this long-term performance-based equity compensation for our Chief Financial Officer and Chief Legal Officer requires a nearly eight times increase in stock price from the closing stock price on the grant date to fully vest, among other conditions. The compensation committee believed that this mix of PRSUs and RSUs provided an appropriate ratio of performance-based and retention-oriented incentives that was aligned with the interests of our stockholders.

2022 PRSUs

2022 PRSU GRANTS

Philosophy	Considerations for Grant	Vesting Provisions

•Pay for Performance: Establish appropriate performance conditions that the compensation committee believes will drive our future growth and profitability.
•Reward Achievement: Provide meaningful and appropriate incentives for achieving company-based goals tied to stock price and operational achievements that the compensation committee believes are important for our short- and long-term success.
•Align Interests with Stockholders: Align the interests of executives with those of stockholders by issuing equity awards for which the value is correlated to our stock price.
•Attract and Retain Executives: Designed to retain our executive officers and align their long-term interests with the creation of long-term value for our stockholders. By having a percentage of our executive officers’ total direct compensation payable in the form of equity that vests over a number of years and, thus, subject to higher risk and longer vesting than cash compensation, our executive officers are motivated to remain employed with us and take actions that will benefit the company and its stockholders over the long term.

•Factors used to determine the size of grants included: (i) the responsibilities, past performance, and anticipated future contributions of the named executive officer; (ii) the competitiveness of the named executive officer's overall compensation package with reference to competitive market data; (iii) the named executive officer's existing equity holdings;(iv) the extent to which these holdings are vested; (v) the recommendations of our Chief Executive Officer (other than with respect to his own grant); (vi) our “burn rate” relative to our industry burn rate guidelines, per certain stockholder and proxy advisor methodology; and (vii) the competitive hiring landscape.
•Balancing retention while maintaining alignment to stock price and stockholder interests.

•PRSUs are subject to all of the following vesting conditions: a public market condition (based on the achievement of aggressive stock price milestones), a service condition (approximately seven years of vesting), and a performance condition (based on start of production).

PRSU Grant to Mr. Russell

On May 2, 2022, a Special Committee (the “Special Committee”) of our board of directors comprised of independent directors and our compensation committee approved the grant of 10,800,000 performance share units to Mr. Russell, which are eligible to vest, if at all, only upon the achievement of certain significant and extremely challenging stock price milestones as well as time-based and operational milestones. The Special Committee and the compensation committee approved Mr. Russell’s equity award after numerous discussions and meetings and after consulting with Compensia, the board’s compensation consultant.

The Special Committee and compensation committee considered the importance of incentivizing a strong long-term perspective on operational performance, Mr. Russell’s service, and goal alignment with the company’s stockholders. Mr. Russell earns nothing without extraordinary success for the company and our stockholders. To reach the first tranche of compensation for Mr. Russell, the company’s stock price will need to increase at least 400% from the closing stock price on the grant date.

In deliberations, the Special Committee and compensation committee also took into account Mr. Russell’s strong performance indication in his evaluation by the board of directors, in addition to vision and leadership. Finally, the Special Committee and compensation committee noted that Mr. Russell’s compensation has consisted primarily of base salary in amounts far below industry practices since 2015, with no equity-based awards or annual cash bonuses issued or paid during the past seven years.

The operational milestone will be satisfied upon the company’s achievement of the start of production (SOP) of one (1) series production program (the “Operational Milestone”). The Operational Milestone must be achieved in order for any PRSUs to vest.

The stock price requirement will be satisfied as to a particular tranche of PRSUs set forth in the Stock Price Milestone Table below when the corresponding Stock Price Milestone (as defined and described below) as to such tranche of PRSUs is achieved as of a particular date:

Tranche	Stock Price Milestone	PRSU Vesting
1	Stock Price of $50 or more	3,600,000
2	Stock Price of $60 or more	3,600,000
3	Stock Price of $70 or more	3,600,000

The service requirement (the “Service Requirement”) will be satisfied as to the following percentages of the Total Number of PRSUs on each of the first seven (7) anniversaries of the Vesting Commencement Date:

Anniversary of Vesting Commencement Date	% of Total PRSUs Service- Based Vesting	Cumulative % of PRSUs Service-Based Vesting
0	0%	0%
1	10%	10%
2	10%	20%
3	10%	30%
4	15%	45%
5	15%	60%
6	20%	80%
7	20%	100%

A “Stock Price Milestone” is achieved when the volume-weighted average price per share of Class A common stock (each, a “Share”) for the preceding ninety (90) consecutive trading days (the “90 Day VWAP”) equals or exceeds the milestone’s stock price. The achievement of a Stock Price Milestone will also satisfy the achievement of any unachieved Stock Price Milestone for a lower-numbered tranche. Once a Stock Price Milestone has been achieved, it is forever deemed achieved (i.e., if the stock price declines following satisfaction of a Stock Price Milestone, such Stock Price Milestone will still be deemed achieved) and cannot be achieved again.

The Operational Milestone and the Stock Price Milestones must be achieved by the seven (7) year anniversary of the Vesting Commencement Date (the “Final Vesting Date”). Any unvested PRSUs remaining as of the day immediately following the Final Vesting Date will be cancelled and forfeited without consideration.

If Mr. Russell ceases to be a Service Provider (as defined in the 2020 Plan) due to his death or disability, the Service Requirement will be deemed to be satisfied as of the termination date for that number of additional PRSUs that would have service-based vested had Mr. Russell continued to be a Service Provider through the 18 month anniversary of the termination date (provided that any requisite Stock Price Milestone or Operational Milestone must have been satisfied prior to Mr. Russell’s actual termination date without regard to any achievement thereof in the 18 months following such termination date).

If Mr. Russell has been continuously a Service Provider through the date of a Change in Control (as defined in the 2020 Plan), (i) the Service Requirement and Operational Milestone, to the extent not then achieved, will both be deemed achieved on the date of such Change in Control, and (ii) the greater of (1) the fair market value per Share of the consideration received by the common stockholders of the company in the Change in Control or (2) the most recent closing price per Share immediately prior to the consummation of the Change in Control, may additionally be used to satisfy a Stock Price Milestone (e.g., if the per Share consideration received by the stockholders of the company in the Change in Control is $70, the tranche 3 $70 Stock Price Milestone would be satisfied) (the greater of (i) or (ii), the “Per Share CIC Price”). In addition, in the event of a Change in Control, if the per Share stock price using either the 90 Day VWAP or the per share Change In Control price falls between two Stock Price Milestones (e.g., $65, but not, for avoidance of doubt, below the lowest Stock Price Milestone), straight line linear interpolation between two tranches may be used to satisfy the Stock Price Requirement for a partial tranche of Performance Share Units (e.g., if the Per Share CIC Price is $65 and the tranche 3 Stock Price Milestone has not yet been achieved, then the Stock Price Requirement would be satisfied as to 1,800,000 additional PRSUs) The satisfaction of the Stock Price Requirement upon a Change in Control will be deemed to occur immediately prior to the consummation of the Change in Control; and after giving effect to the foregoing provisions, any portion of the PRSU award that has not become vested in a Change in Control due to the Stock Price Milestone not being met as of the date of such Change in Control will be cancelled for no consideration.

Mr. Russell’s equity award also contains a clawback provision that states that if the company undertakes a restatement due to misconduct (including fraud) by company management, then the board may recover all or any portion of the award or any consideration issued thereunder paid to or earned by Mr. Russell during the three-year period preceding the date on which the company is required to prepare the restatement.

PRSU Grants to Messrs. Fennimore and Prescott
On August 19, 2022, the board of directors granted 500,000 PRSUs to each of Mr. Fennimore and Mr. Prescott. The grant date fair value per share was $6.12 per share.
The vesting terms and all other terms of the PRSU’s (other than the number of PRSUs) granted to each of Messrs. Fennimore and Prescott are exactly identical to the vesting and other terms of the PRSU’s granted to Mr. Russell as described above.
As stated above, the PRSUs are eligible to vest, if at all, only upon the collective achievement of aggressive stock price milestones (requiring a nearly eight times increase in stock price), as well as a seven-year service condition and start of production requirement. We believe that such goals are set at challenging levels and are fully aligned with the rigorous expectations and long-term interests of our stockholders. The PRSU awards establish appropriate performance conditions that the compensation committee believes will drive our future growth and profitability, and were granted in an effort to further motivate our executive team to achieve meaningful growth in our public market performance over the next seven years. These awards reward achievement by our executives and provide meaningful and appropriate incentives for achieving company goals that the compensation committee believes are important for our long-term success. By tying the payout of stock awards to our public market performance and our start of production, the PRSU awards are intended to align the interests of the executives with those of our stockholders. Moreover, the seven-year long-term vesting requirement (in addition to the achievement of the performance conditions) further encourages retention of our executives.
2022 Time-Based RSUs

2022 TIME-BASED RSU GRANTS

Philosophy	Considerations for Grant	Vesting Provisions

•Align Interests with Stockholders: Align the interests of executives with those of stockholders by issuing equity awards for which the value is correlated to our stock price.
•Attract and Retain Executives: Promote retention of our executives through a two-year service vesting period.

• Factors used to determine the size of grants included: (i) the responsibilities, past performance, and anticipated future contributions of the named executive officer; (ii) the competitiveness of the named executive officer's overall compensation package with reference to competitive market data; (iii) the named executive officer's existing equity holdings;(iv) the extent to which these holdings are vested; (v) the recommendations of our Chief Executive Officer (other than with respect to his own grant); (vi) our “burn rate” relative to our industry burn rate guidelines, per certain stockholder and proxy advisor methodology; and (vii) the competitive hiring landscape.
•Balancing retention while maintaining alignment to stock price and stockholder interests.
•30% of the RSUs vested on September 5, 2022, and 10% vest each quarter thereafter until June 5, 2024, subject to the executive’s continued service on each such date.

RSU Grants to Messrs. Fennimore and Prescott
In addition to the PRSUs described above, on August 19, 2022, Messrs. Fennimore and Prescott were each granted 350,000 time-based RSUs.
The time-based RSU awards are intended to promote retention of our named executive officers through a two-year service vesting period. The compensation committee intended these RSUs to be retentive in nature for the near-term in light of the smaller amount of near-term vesting to occur from prior grants. In addition, these awards align the interests of the executives with those of stockholders by issuing equity awards for which the value is based on our stock price.
The RSUs vest as follows: 30% of the RSUs vested on September 5, 2022, and 10% vest each quarter thereafter until June 5, 2024, subject to the executive’s continued service on each such date.

Compensation Risk Assessment
Our compensation committee aims to establish company-wide compensation policies and practices that reward contributions to long-term stockholder value and do not promote unnecessary or excessive risk-taking. In furtherance of this objective, in May 2022, our compensation committee conducted an assessment of our company-wide compensation arrangements. The assessment process included, among other things, a review of:
•Our compensation philosophy;
•Compensation at peer group companies;
•Our core compensation element mix; and
•The terms and payments under our cash and equity incentive arrangements.
As part of that review, our compensation committee asked Compensia, its independent compensation consultant, to perform a detailed review of our cash and equity compensation plans in comparison to market practices to determine if there were any areas of risk and recommend appropriate remediation policies (if necessary).
The compensation committee considered the following, among other factors, when determining the level of risk:
•Reasonable mix of cash and equity compensation;
•Balanced short-term incentive plan design that emphasizes top and bottom-line performance;
•Reasonableness of the equity program, taken as a whole;
•Formal policies for equity administration;
•Comprehensive insider trading policy prohibiting hedging of company stock;
•Succession plan for key executives;
•Market-aligned stock ownership guidelines are in place and reviewed periodically;
•Formal review and evaluation process for gender pay parity; and
•Independent Compensation Committee oversight.
Based upon this assessment, our compensation committee believes that our company-wide compensation policies and practices are reasonable and encourage appropriate behaviors without creating risks that are reasonably likely to have a material adverse effect on us.
Tax Considerations
While Section 162(m) of the Internal Revenue Code of 1986, as amended (the “U.S. Tax Code”), places a limit of $1 million on the amount of compensation that we may deduct as a business expense in any year with respect to certain of our executive officers, except with respect to certain grandfathered “performance-based” arrangements, the compensation committee retains the discretion to award compensation that is not deductible as it believes that it is in the best interests of our stockholders to maintain flexibility in our approach to executive compensation in order to structure a program that we consider to be the most effective in attracting, motivating and retaining key executives.

Compensation Committee Report
The compensation committee has reviewed and discussed the Compensation Discussion and Analysis section with management and, based on the review and discussions, recommended to the board that the Compensation Discussion and Analysis section be included in this Proxy Statement.

Submitted by the Compensation & Human Capital Management Committee
Katharine A. Martin (Chair)
Jun Hong Heng
Mary Lou Jepsen, PhD
Matthew Simoncini
The foregoing report of the compensation committee is not soliciting material, is not deemed filed with the SEC and is not incorporated by reference in any filing of the company under the Securities Act or the Exchange Act, whether made before or after the date of this proxy statement and irrespective of any general incorporation language in such filing.
Executive Compensation Tables
2022 Summary Compensation Table
The following table sets forth information concerning the compensation of our officers who served as named executive officers during the year ended December 31, 2022.

Name and Principal Position	Fiscal Year	Salary ($)(2)	Bonus ($)(3)	Stock Awards ($)(1)	Option Awards ($)	All Other Compensation ($)	Total ($)

Austin Russell	2022	1	$—	$93,915,468	$—	$—	$93,915,469
President and Chief Executive Officer	2021	—	—	—	—	—	—
	2020	300,000	—	—	—	30,841	330,841

Thomas J. Fennimore	2022	300,000	150,000	6,384,751	—	—	6,834,751
Chief Financial Officer	2021	300,000	200,000	7,987,242	—	—	8,487,242
	2020	142,046	150,000	—	2,093,115	100,473	2,485,634

Alan Prescott	2022	300,000	50,000	6,384,751	—	—	6,734,751
Chief Legal Officer and Secretary	2021	205,682	—	29,507,831	—	—	29,713,513

(1)This amount reflects our aggregate accounting expense for these restricted stock units and does not represent the actual economic value that may be realized by the named executive officer, which will take at least several years. There can be no assurance that the amount will ever be realized. The amount reported in this column reflects the aggregate grant date fair value for financial statement reporting purposes of restricted stock units granted during the year ended December 31, 2022, as determined in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718 (“ASC 718”). For the assumptions used in valuing the award, please see Note 12 of the company’s consolidated financial statements for the year ended December 31, 2022.
The table below sets forth the grant date fair value for the PRSUs awarded during the year ended December 31, 2022, which will take up to seven years to fully vest, if at all, based upon (i) the probable outcome of the performance conditions used for financial reporting purposes in accordance with ASC 718 as of the grant date, and (ii) the maximum outcome of performance conditions under the performance-related component as of the grant date:

Name	Year	Grant Date	Probable Outcome of Performance Conditions Grant Date Fair Value ($)	Maximum Outcome of Performance Conditions Grant Date Fair Value ($)	Grant Date Fair Value ($)
Austin Russell	2022	5/2/2022	$93,915,468	$136,188,000	$93,915,468
Thomas J. Fennimore	2022	8/19/2022	3,059,751	4,750,000	3,059,751
Alan Prescott	2022	8/19/2022	3,059,751	4,750,000	3,059,751
(2)Amounts reflect salary earned during the applicable year.
(3)Amounts reflect cash bonuses earned by the applicable named executive officer in the applicable years.
Narrative Disclosure to Summary Compensation Table
Description of Employment Agreements
Thomas J. Fennimore Offer Letter
On April 3, 2020, Legacy Luminar and Mr. Fennimore entered into an offer letter. Mr. Fennimore’s employment is “at-will” and is terminable by either party at any time. Pursuant to this agreement, Mr. Fennimore is entitled to a base salary of $300,000 per year and is eligible to participate in our employee benefits plans. The agreement also provides for a cash bonus of $200,000, payable in four equal installments on the first pay period following the end of Q2 2020, Q3 2020, Q4 2020 and Q1 2021, subject to his employment through the payment date of each such bonus. Beginning in Q2 2021, Mr. Fennimore became eligible to receive an annual discretionary performance-based cash bonus of up to $200,000, payable on a quarterly basis and subject to his full-time employment through the payment date of each such bonus. In addition, Mr. Fennimore is also entitled to (i) $50,000 to assist with miscellaneous relocation expenses, and (ii) up to $50,000 to cover any net loss resulting from the sale of his primary residence, provided that the sales price of his residence is less than the original purchase price. In the event that Mr. Fennimore is terminated by the company due to no fault of his own, he will be entitled to receive, as severance benefits, an amount equal to six months of his annual base salary, subject to his execution (without revocation) of a general release of claims in favor of Luminar.
On May 11, 2020, Legacy Luminar and Mr. Fennimore entered into an offer letter to provide for (i) payment of an hourly wage at the rate of $150 per hour and (ii) the grant of the option referenced in the April 3, 2020 offer letter, in each case, during Mr. Fennimore’s part-time employment with Legacy Luminar prior to his commencement of full-time employment. Upon Mr. Fennimore’s transition to full-time employment with Legacy Luminar, which commenced on July 10, 2020, he became eligible for the benefits, including base salary, set forth in his April 3, 2020 offer letter.
Alan Prescott Offer Letter
On March 25, 2021, we entered into an offer letter with Mr. Prescott, which was amended by an employment agreement on November 11, 2021. Pursuant to this agreement, as amended, Mr. Prescott is entitled to a base salary of $300,000 per year and is eligible for a $50,000 annual bonus based on satisfactory achievement of performance goals and to participate in our employee benefit plans. Mr. Prescott’s employment is “at-will” and is terminable by either party at any time. Among other equity-based incentives in his employment agreement, Mr. Prescott was awarded 353,000 RSUs, scheduled to vest over four years from his start date, subject to his continued service on each vesting date, provided that in the event that Mr. Prescott is terminated, resigns for good cause, or we experience a change in control, he will be entitled to the immediate vesting of the remaining unvested shares of such RSU grant. Mr.

Prescott’s employment agreement-related RSUs are discussed in greater detail under “—Outstanding Equity Awards at December 31, 2022 Fiscal Year-End” below.
Description of Management Longer Term Equity Incentive Plan
In December 2020, our board adopted and our stockholders approved the Management Longer Term Equity Incentive Plan. The Management Longer Term Equity Incentive Plan became effective on June 2, 2021.
Purpose
The Management Longer Term Equity Incentive Plan is intended to (i) attract and retain the best available personnel to ensure our success and accomplish our goals; (ii) incentivize employees, directors and independent contractors with long-term equity-based compensation to align their interests with our stockholders; and (iii) promote the success of our business.
Types of Stock Awards
The Management Longer Term Equity Incentive Plan permits the grant of stock awards related to the achievement of certain underlying triggering events (“Incentive Shares” or “shares”).
Share Reserve
Number of Incentive Shares
Subject to adjustments as set forth in the Management Longer Term Equity Incentive Plan, the maximum aggregate number of shares of Class A Stock that may be issued under the Management Longer Term Equity Incentive Plan is 25,818,749 shares. The shares may be authorized, but unissued, or reacquired Class A Stock. One-sixth (1/6) of the share pool becomes available for issuance based on (including prior to but contingent upon) the occurrence of each of six distinct triggering events, which occur if the Common Share Price (as defined in the Management Longer Term Equity Incentive Plan) is greater than $31, $34, $37, $40, $43 and $46, respectively.
Lapsed Awards
If a participant receives Incentive Shares (as defined in the Management Longer Term Equity Incentive Plan) prior to the triggering event to which such shares relate, and forfeits his or her Incentive Shares prior to such triggering event, then such forfeited Incentive Shares shall again become available for issuance under the Management Longer Term Equity Incentive Plan.
Eligibility
Employees, directors and independent contractors of us or our affiliates are all eligible to participate in the Management Longer Term Equity Incentive Plan.
Administration
The Management Longer Term Equity Incentive Plan is administered by the board of directors or a committee thereof, which committee will be constituted to satisfy applicable laws (the “Administrator”). To the extent desirable to qualify transactions under the Management Longer Term Equity Incentive Plan as exempt under Rule 16b-3 of the Exchange Act, the transactions contemplated under the Management Longer Term Equity Incentive Plan will be structured to satisfy the requirements for exemption under Rule 16b-3.

Subject to the terms of the Management Longer Term Equity Incentive Plan, the Administrator has the authority, in its discretion, to (i) determine the fair market value in accordance with the Management Longer Term Equity Incentive Plan; (ii) select the service providers to whom Incentive Shares may be granted under the Management Longer Term Equity Incentive Plan; (iii) determine the number of Incentive Shares to be covered by each stock award granted under the Management Longer Term Equity Incentive Plan; (iv) approve forms of stock award agreements for use under the Management Longer Term Equity Incentive Plan; (v) construe and interpret the terms of the Management Longer Term Equity Incentive Plan and stock awards granted pursuant to the Management Longer Term Equity Incentive Plan; (vi) prescribe, amend and rescind rules and regulations relating to the Management Longer Term Equity Incentive Plan; (vii) modify or amend each stock award (subject to the terms of the Management Longer Term Equity Incentive Plan); (viii) allow participants to satisfy tax withholding obligations in such manner as prescribed in the Management Longer Term Equity Incentive Plan; (ix) authorize any person to execute on our behalf any instrument required to effect the grant of a stock award previously granted by the Administrator; and (x) make all other determinations deemed necessary or advisable for administering the Management Longer Term Equity Incentive Plan.
To the extent permitted by applicable law, the Administrator, in its sole discretion and on such terms and conditions as it may provide, may delegate all or any part of its authority and powers under the Management Longer Term Equity Incentive Plan to one or more of our directors or officers.
Nontransferability of Stock Awards
Unless determined otherwise by the Administrator, a stock award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the participant, only by the participant. If the Administrator makes a stock award transferable, such stock award will contain such additional terms and conditions as the Administrator deems appropriate.
Recoupment Policy
All stock awards granted under the Management Longer Term Equity Incentive Plan will be subject to recoupment in accordance with the Luminar Technologies, Inc. Clawback Policy and any other clawback policy that we are required to adopt pursuant to the listing standards of any national securities exchange or association on which our securities are listed or as is otherwise required by the U.S. Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. No recovery of compensation under such a clawback policy will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any agreement with us.
Effect of a Change in Control
Upon any of the following events (each a Change in Control under the Management Longer Term Equity Incentive Plan):
•a transfer of all or substantially all of the company’s assets;
•a merger, consolidation or other capital reorganization or business combination transaction of the company with or into another corporation, entity or person;
•the consummation of a transaction in which any person becomes the beneficial owner, directly or indirectly, of at least 50% of our then outstanding capital stock; or
•a change in the effective control of the company;
and such Change in Control that will result in the holders of Class A Stock receiving a per share price equal to or in excess of the applicable Common Share Price required in connection with any triggering event under the Management Longer Term Equity Incentive Plan, then immediately prior to the consummation of such Change in Control (i) any such triggering event that has not previously occurred shall be deemed to have occurred and (ii) the company may issue the applicable Incentive Shares to participants (in accordance with the terms of the Management Longer Term Equity Incentive Plan), and the participants shall be eligible to participate in such Change in Control.
Amendment, Termination and Duration of the Management Longer Term Equity Incentive Plan
The Management Longer Term Equity Incentive Plan will continue in effect for a term of five years measured from the six-month anniversary of the closing of the Business Combination, unless terminated earlier under the terms of the Management Longer Term Equity Incentive Plan. The Administrator may at any time amend (subject to the terms of the Management Longer Term Equity Incentive Plan), suspend or terminate the Management Longer Term Equity Incentive Plan pursuant to the listing standards of any national securities exchange or association on which our securities are listed or as otherwise required by applicable law.
Description of Amended and Restated 2020 Equity Incentive Plan
In December 2020, our board adopted and our stockholders approved the 2020 Equity Incentive Plan. The 2020 Equity Incentive Plan became effective upon the closing of the Business Combination.
In June 2022, the Company’s stockholders approved the amendment and restatement of the Incentive Plan to increase the authorized share reserve and add an automatic annual share reserve increase provision.
Purpose
The 2020 Equity Incentive Plan is intended to (i) attract and retain the best available personnel to ensure our success and accomplish our goals; (ii) incentivize employees, directors and independent contractors with long-term equity-based compensation to align their interests with our stockholders; and (iii) promote the success of our business. The 2020 Equity Incentive Plan is a successor to the Legacy Luminar Stock Plan.
Types of Stock Awards
The 2020 Equity Incentive Plan permits the grant of incentive stock options, nonstatutory stock options, restricted stock, restricted stock units, SARs, performance units and performance shares (all such types of awards, collectively, “stock awards”).
Share Reserve
Number of Shares
Subject to adjustments as set forth in the 2020 Equity Incentive Plan, the maximum aggregate number of shares of Class A Stock that may be issued under the 2020 Equity Incentive Plan is 90,946,643 shares. The shares may be authorized, but unissued, or reacquired Class A Stock. Furthermore, subject to adjustments as set forth in the 2020 Equity Incentive Plan, in no event shall the maximum aggregate number of shares that may be issued under the 2020 Equity Incentive Plan pursuant to incentive stock options exceed the number set forth above plus, to the extent allowable under Section 422 of the U.S. Tax Code and the regulations promulgated thereunder, any shares that again become available for issuance pursuant to the 2020 Equity Incentive Plan.
In addition, pursuant to an evergreen provision, the number of shares of Class A common stock available for issuance under the 2020 Equity Incentive Plan will be increased on the first day of each fiscal year of the Company beginning with the 2023 fiscal year and ending on (and including) the first day of the 2030 fiscal year, in an amount equal to the lesser of (i) 5% of the outstanding shares of common stock on the last day of the immediately preceding fiscal year, (ii) 40,000,000 shares or (iii) such number of Shares determined by the Board. Pursuant to the evergreen provision, 18,358,365 additional shares of Class A common stock were added to the 2020 Equity Incentive Plan on January 1, 2023.
Lapsed Awards
To the extent a stock award expires or is forfeited or becomes unexercisable for any reason without having been exercised in full, the unissued shares that were subject thereto shall continue to be available under the 2020 Equity Incentive Plan for issuance pursuant to future stock awards. Shares issued under the 2020 Equity Incentive Plan and later forfeited to us due to the failure to vest or repurchased by us at the original purchase price paid to us for the shares (including without limitation upon forfeiture to or repurchase by us in connection with a participant ceasing to be a service provider) shall again be available for future grant under the 2020 Equity Incentive Plan. The following shares shall not be added to the shares authorized for grant under the 2020 Equity Incentive Plan and shall not be available for future grants of awards: (i) shares tendered or withheld in payment of the exercise price of an option or to satisfy any tax withholding obligation; (ii) shares subject to a stock appreciation right that are not issued in connection with the stock settlement of the stock appreciation right; and (iii) shares purchased on the open market with the cash proceeds from the exercise of options.
Eligibility
Employees, directors and independent contractors of us or our affiliates are all eligible to participate in the 2020 Equity Incentive Plan. Incentive stock options may only be granted to employees.
Administration
The 2020 Equity Incentive Plan is administered by the board of directors or a committee thereof, which committee will be constituted to satisfy applicable laws (the “Administrator”). To the extent desirable to qualify transactions under the 2020 Equity Incentive Plan as exempt under Rule 16b-3 of the Exchange Act, the transactions contemplated under the 2020 Equity Incentive Plan will be structured to satisfy the requirements for exemption under Rule 16b-3.
Subject to the terms of the 2020 Equity Incentive Plan, the Administrator has the authority, in its discretion, to (i) determine the fair market value in accordance with the 2020 Equity Incentive Plan; (ii) select the service providers to whom stock awards may be granted under the 2020 Equity Incentive Plan; (iii) determine the number of shares to be covered by each stock award granted under the 2020 Equity Incentive Plan; (iv) approve forms of stock award agreements for use under the 2020 Equity Incentive Plan; (v) determine the terms and conditions, not inconsistent with the terms of the 2020 Equity Incentive Plan, of any stock award granted thereunder; (vi) institute and determine the terms and conditions of an exchange program under the terms of the 2020 Equity Incentive Plan (subject to stockholder approval); (vii) construe and interpret the terms of the 2020 Equity Incentive Plan and stock awards granted pursuant to the 2020 Equity Incentive Plan; (viii) prescribe, amend and rescind rules and regulations relating to the 2020 Equity Incentive Plan; (ix) modify or amend each stock award (subject to the terms of the 2020 Equity Incentive Plan); (x) allow participants to satisfy tax withholding obligations in such manner as prescribed in the 2020 Equity Incentive Plan; (xi) authorize any person to execute on our behalf any instrument required to effect the grant of a stock award previously granted by the Administrator; (xii) allow a participant to defer the receipt of the payment of cash or the delivery of shares that would otherwise be due to such participant under a stock award; and (xiii) make all other determinations deemed necessary or advisable for administering the 2020 Equity Incentive Plan.
To the extent permitted by applicable law, the Administrator, in its sole discretion and on such terms and conditions as it may provide, may delegate all or any part of its authority and powers under the 2020 Equity Incentive Plan to one or more of our directors or officers.

Stock Options
Each stock option will be designated in the stock award agreement as either an incentive stock option (which is entitled to favorable tax treatment) or a nonstatutory stock option. However, notwithstanding such designation, to the extent that the aggregate fair market value of the shares with respect to which incentive stock options are exercisable for the first time by the participant during any calendar year exceeds $100,000, such stock options will be treated as nonstatutory stock options. Incentive stock options may only be granted to our or our subsidiaries’ employees.
The term of each stock option will be stated in the stock award agreement. In the case of an incentive stock option, the term will be 10 years from the date of grant or such shorter term as may be provided in the stock award agreement. Moreover, in the case of an incentive stock option granted to a participant who owns stock representing more than 10% of the total combined voting power of all classes of our stock or the stock of any subsidiary, the term of the incentive stock option will be five years from the date of grant or such shorter term as may be provided in the stock award agreement.
The per share exercise price for the shares to be issued pursuant to exercise of a stock option will be determined by the Administrator, subject to the following: in the case of an incentive stock option (i) granted to an employee who, at the time the incentive stock option is granted, owns stock representing more than 10% of the voting power of all classes of our stock or the stock of any subsidiary, the per share exercise price will be no less than 110% of the fair market value per share on the date of grant; and (ii) granted to any other employee, the per share exercise price will be no less than 100% of the fair market value per share on the date of grant. In the case of a nonstatutory stock option, the per share exercise price will be no less than 100% of the fair market value per share on the date of grant. Notwithstanding the foregoing, stock options may be granted with a per share exercise price of less than 100% of the fair market value per share on the date of grant pursuant to a corporate reorganization, liquidation, etc., described in the U.S. Tax Code Section 424(a).
At the time a stock option is granted, the Administrator will fix the period within which the stock option may be exercised and will determine any conditions that must be satisfied before the stock option may be exercised. The Administrator will also determine the acceptable form of consideration for exercising a stock option, including the method of payment.
If a participant ceases to be a service provider other than for “Cause,” as defined in the 2020 Equity Incentive Plan, the participant may exercise his or her stock option within such period of time as is specified in the stock award agreement to the extent that the stock option is vested on the date of termination (but in no event later than the expiration of the term of such stock option). In the absence of a specified time in the stock award agreement, to the extent vested as of a participant’s termination, the stock option will remain exercisable for 12 months following a termination for death or disability, and three months following a termination for any other reason other than Cause. Any outstanding stock option (including any vested portion thereof) held by a participant shall immediately terminate in its entirety upon the participant being first notified of his or her termination for Cause.
Stock Appreciation Rights (SARs)
The Administrator will determine the terms and conditions of each SAR, except that the exercise price for each SAR cannot be less than 100% of the fair market value of the underlying shares of Class A Stock on the date of grant. Upon exercise of a SAR, a participant will receive payment from us in an amount determined by multiplying the difference between the fair market value of a share on the date of exercise over the exercise price by the number of shares with respect to which the SAR is exercised. SARs may be paid in cash or shares of our Class A Stock, as determined by the Administrator. SARs are exercisable at the times and on the terms established by the Administrator.

Restricted Stock and RSUs
Restricted stock awards are grants of shares of Class A Stock that are subject to various restrictions, including restrictions on transferability and forfeiture provisions. Shares of restricted stock will vest and the restrictions on such shares will lapse in accordance with terms and conditions established by the Administrator. Each RSU is a bookkeeping entry representing an amount equal to the fair market value of one share of our Class A Stock.
In determining whether restricted stock or RSUs should be granted, and/or the vesting schedule for such a stock award, the Administrator may impose whatever conditions on vesting as it determines to be appropriate. For example, the Administrator may determine to grant restricted stock or RSUs only if performance goals established by the Administrator are satisfied. Any performance goals may be applied on a Company-wide or an individual business unit basis, as determined by the Administrator. Please refer to the discussion below under “—Performance Goals” for more information.
During the period of restriction, participants holding restricted stock may exercise full voting rights and will be entitled to receive all dividends and other distributions paid. Any dividends or distributions paid with respect to such shares will be subject to the same restrictions, including without limitation restrictions on transferability and forfeitability, as the restricted stock with respect to which they were paid.
During the vesting period, participants holding RSUs will hold no voting rights by virtue of such RSUs. The Administrator may, in its sole discretion, award dividend equivalents in connection with the grant of RSUs that may be settled in cash, in shares of equivalent value, or in some combination thereof. Any dividend equivalents awarded with respect to such RSUs will be subject to the same restrictions, including without limitation restrictions on transferability and forfeitability, as the RSUs with respect to which they were awarded.
Performance Units and Performance Shares
Performance units and performance shares are stock awards that will result in a payment to a participant only if the performance goals that the Administrator establishes are satisfied. The Administrator will determine the applicable performance goals. Please refer to the discussion below under “— Performance Goals” for more information. After the applicable performance period has ended, the participant will be entitled to receive a payout of the number of performance units or shares earned during the performance period, depending upon the extent to which the applicable performance objectives have been achieved.
Performance Goals
The Administrator in its discretion may make performance goals applicable to a participant with respect to a stock award. In the Administrator’s discretion, one or more of the following performance goals may apply: (1) sales or non-sales revenue; (2) return on revenues; (3) operating income; (4) income or earnings including operating income; (5) income or earnings before or after taxes, interest, depreciation and/or amortization; (6) income or earnings from continuing operations; (7) net income; (8) pre-tax income or after-tax income; (9) net income excluding amortization of intangible assets, depreciation and impairment of goodwill and intangible assets and/or excluding charges attributable to the adoption of new accounting pronouncements; (10) raising of financing or fundraising; (11) project financing; (12) revenue backlog; (13) gross margin; (14) operating margin or profit margin; (15) capital expenditures, cost targets, reductions and savings and expense management; (16) return on assets, return on investment, return on capital, or return on stockholder equity; (17) cash flow, free cash flow, cash flow return on investment, net cash provided by operations, or cash flow in excess of cost of capital; (18) performance warranty and/or guarantee claims; (19) stock price or total stockholder return; (20) earnings or book value per share; (21) economic value created; (22) pre-tax profit or after-tax profit; (23) strategic business criteria; (24) objective goals relating to divestitures, joint ventures, mergers, acquisitions and similar transactions; (25)

objective goals relating to staff management, results from staff attitude and/or opinion surveys, staff satisfaction scores, staff safety, staff accident and/or injury rates, compliance, headcount, performance management, completion of critical staff training initiatives; (26) objective goals relating to projects; and (27) enterprise resource planning. Stock awards issued to participants may take into account other criteria (including subjective criteria).
Outside Director Limitations
No non-employee director (“Outside Director”) may receive awards under the 2020 Equity Incentive Plan with a total grant date fair value that, when combined with cash compensation received for service as an Outside Director, exceeds $750,000 in a calendar year, increased to $1,000,000 in the calendar year of his or her initial service as an Outside Director. Stock awards granted to an individual while he or she was serving in the capacity as an employee or while he or she was an independent contractor but not an Outside Director will not count for purposes of these limitations.
Leaves of Absence / Transfer Between Locations
The Administrator has the discretion to determine at any time whether and to what extent the vesting of stock awards shall be suspended during any leave of absence. A participant will not cease to be an employee in the case of (i) any leave of absence approved by the participant’s employer or (ii) transfers between our locations or between us and any subsidiary. If an employee holds an incentive stock option and such leave exceeds three months then, for purposes of incentive stock option status only, such employee’s service as an employee shall be deemed terminated on the first day following such three-month period and the incentive stock option shall thereafter automatically treated for tax purposes as a nonstatutory stock option in accordance with applicable laws, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to a written policy of the company.
Nontransferability of Stock Awards
Unless determined otherwise by the Administrator, a stock award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the participant, only by the participant. If the Administrator makes a stock award transferable, such stock award will contain such additional terms and conditions as the Administrator deems appropriate.
Recoupment Policy
All stock awards granted under the 2020 Equity Incentive Plan will be subject to recoupment in accordance with the Luminar Technologies, Inc. Clawback Policy and any other clawback policy that we are required to adopt pursuant to the listing standards of any national securities exchange or association on which our securities are listed or as is otherwise required by the U.S. Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. No recovery of compensation under such a clawback policy will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any agreement with us.
Effect of a Change in Control
Upon any of the following events (each a “Change in Control” under the 2020 Equity Incentive Plan):
•a transfer of all or substantially all of the company’s assets;
•a merger, consolidation or other capital reorganization or business combination transaction of the company with or into another corporation, entity or person;

•the consummation of a transaction in which any person becomes the beneficial owner, directly or indirectly, of at least 50% of our then outstanding capital stock; or
•a change in the effective control of the company;
except as set forth in a stock award agreement, each outstanding stock award (vested or unvested) will be treated as the Administrator determines, which may include (a) our continuation of such outstanding stock awards (if we are the surviving corporation); (b) the assumption of such outstanding stock awards by the surviving corporation or its parent; (c) the substitution by the surviving corporation or its parent of new stock options or other equity awards for such stock awards; (d) the cancellation of such stock awards in exchange for a payment to the participants equal to the excess of (i) the fair market value of the shares subject to such stock awards as of the closing date of such Change in Control over (ii) the exercise price or purchase price paid or to be paid (if any) for the shares subject to the stock awards (which payment may be subject to the same conditions that apply to the consideration that will be paid to holders of shares in connection with the transaction, subject to applicable law); or (e) the opportunity for participants to exercise the stock options prior to the occurrence of the Change in Control and the termination (for no consideration) upon the consummation of such Change in Control of any stock options not exercised prior thereto.
Amendment, Termination and Duration of the 2020 Equity Incentive Plan
The 2020 Equity Incentive Plan will continue in effect for a term of 10 years measured from May 5, 2022, the board approval date, unless terminated earlier under the terms of the 2020 Equity Incentive Plan. The Administrator may at any time amend, alter, suspend or terminate the 2020 Equity Incentive Plan pursuant to the listing standards of any national securities exchange or association on which our securities are listed or as otherwise required by applicable law.
Description of Legacy Luminar’s Amended and Restated 2015 Stock Plan
General
Legacy Luminar’s board of directors originally adopted, and the Legacy Luminar stockholders approved, the Legacy Luminar Stock Plan, each on June 26, 2015. The Legacy Luminar Stock Plan was last amended on January 24, 2020. The Legacy Luminar Stock Plan provides for the grant of Legacy Luminar Stock Options to Legacy Luminar employees (and employees of any parent or subsidiary of Legacy Luminar), and for the grant of non-statutory Legacy Luminar Stock Options and Legacy Luminar restricted stock to Legacy Luminar employees, directors and consultants (and employees and consultants of any parent, subsidiary or affiliate of Legacy Luminar). We assumed the Legacy Luminar Stock Plan upon the closing of the Business Combination. The Legacy Luminar Stock Plan has been terminated except that the outstanding awards previously granted under the Legacy Luminar Stock Plan continue to remain outstanding under the Legacy Luminar Stock Plan (except that such awards converted into awards of Class A Stock or options for Class A Stock upon the closing of the Business Combination) until terminated pursuant to the terms thereof.
Plan Administration
The board of directors administers the Legacy Luminar Stock Plan.
Types of Awards
The Legacy Luminar Stock Plan provides for the grant of stock options and restricted stock.

Stock Options
Legacy Luminar’s board of directors granted Legacy Luminar Stock Options under the Legacy Luminar Stock Plan, which we assumed in the closing of the Business Combination. The exercise price per share applicable to such options was equal to at least the fair market value per share of Legacy Luminar stock on the date of grant. The term of options granted under the Legacy Luminar Stock Plan did not exceed 10 years; provided, however, that any Legacy Luminar Stock Options granted to a participant who owned more than 10% of the total combined voting power of all classes of Legacy Luminar stock, or of certain of Legacy Luminar’s subsidiary corporations, did not have a term in excess of five years and had an exercise price per share of at least 110% of the fair market value per share of Legacy Luminar stock on the grant date. Subject to the provisions of the Legacy Luminar Stock Plan, Legacy Luminar’s board of directors determined the remaining terms of the Legacy Luminar Stock Options (e.g., vesting). After the termination of service of an employee, director or consultant, the participant may exercise his or her option, to the extent vested, for the period of time stated in his or her option agreement. If termination is due to death, then 100% of the then unvested shares shall immediately vest and become exercisable as of date of such termination. If termination is due to death or disability, the option will remain exercisable for 12 months. For certain options and so long as the applicable employees that have completed at least two years of continuous service, the option will remain exercisable until the earliest of (a) 10 years from the date of the option grant; or (b) the later of (i) one year after termination (in the event such termination occurs after going public) and (ii) one year after going public. In all other cases except for a termination for cause, the Legacy Luminar Stock Options will generally remain exercisable for three months following the termination of service. In the event of a termination for cause, the Legacy Luminar Stock Options will immediately terminate. However, in no event may an option be exercised later than the expiration of its term.
Non-transferability of Awards
Unless the board provides otherwise, the Legacy Luminar Stock Plan generally does not allow for the transfer of awards or shares acquired pursuant to an award and only the recipient of an option may exercise such an award during his or her lifetime.
Certain Adjustments
In the event of certain corporate events or changes in our capitalization, to prevent diminution or enlargement of the benefits or potential benefits available under the Legacy Luminar Stock Plan, the board will make adjustments to one or more of the number, kind and class of securities that may be delivered under the Legacy Luminar Stock Plan and/or the number, kind, class and price of securities covered by each outstanding award.
Dissolution or liquidation
In the event of our dissolution or liquidation, each Legacy Luminar stock option and stock purchase right will terminate immediately prior to the consummation of such action, unless otherwise determined by the board.
Corporate Transactions
The Legacy Luminar Stock Plan, as assumed by us, provides that in the event of certain significant corporate transactions, including: (i) a transfer of all or substantially all of our assets, (ii) a merger, consolidation or other capital, reorganization or business combination transaction of the Company with or into another corporation, entity or person, or (iii) the consummation of a transaction, or series of related transactions, in which any person becomes the beneficial owner, directly or indirectly, of more than 50% of our then outstanding capital stock, each outstanding award will be treated as the board determines.

Amendment or Termination
Our board has terminated the Legacy Luminar Stock Plan, provided that the outstanding awards previously granted under the Legacy Luminar Stock Plan continue to remain outstanding under the Legacy Luminar Stock Plan (except that such awards converted into awards of Class A Stock or options for Class A Stock upon the closing of the Business Combination).
Description of Employee Stock Purchase Plan
In December 2020, our board adopted and our stockholders approved the Employee Stock Purchase Plan (the “ESPP”). The ESPP became effective upon the closing of the Business Combination.
Purpose
The ESPP provides a means by which eligible employees and/or eligible service providers of either the company or an affiliate may be given an opportunity to purchase shares of Class A Stock of the company. The ESPP permits us to grant a series of purchase rights to eligible employees and/or eligible service providers. By means of the ESPP, we seek to retain and assist our affiliates in retaining the services of such eligible employees and eligible service providers, to secure and retain the services of new eligible employees and eligible service providers and to provide incentives for such persons to exert maximum efforts for our success and that of our affiliates.
The ESPP includes two components: a “423 Component” and a “Non-423 Component.” We intend the 423 Component to qualify as an employee stock purchase plan pursuant to Section 423 of the U.S. Tax Code. The provisions of the 423 Component will be construed in a manner that is consistent with the requirements of Section 423 of the U.S. Tax Code, including without limitation to extend and limit ESPP participation in a uniform and non-discriminating basis. In addition, the ESPP authorizes grants of purchase rights under the Non-423 Component that do not meet the requirements of an employee stock purchase plan under Section 423 of the Code. Except as otherwise provided in the ESPP or determined by the board, the Non-423 Component will operate and be administered in the same manner as the 423 Component. Eligible employees will be able to participate in the 423 Component or Non-423 Component of the ESPP. Eligible service providers (who may or may not be eligible employees) will only be able to participate in the Non-423 Component of the ESPP.
Administration
The board administers the ESPP and will have the final power to construe and interpret both the ESPP and the rights granted under it. Further, the board has the power, subject to the provisions of the ESPP, to determine when and how rights to purchase Class A Stock will be granted, the provisions of each offering of such rights (which need not be identical), and whether any employee or other service provider will be eligible to participate in the ESPP.
The board has the power to delegate administration of the ESPP to a committee composed of one or more members of the board. As used herein with respect to the ESPP, the term “board” refers to any committee the board appoints, and to the board. Whether or not the board has delegated administration of the ESPP to a committee, the board will have the final power to determine all questions of policy and expediency that may arise in the administration of the ESPP.
Stock Subject to the ESPP
Subject to adjustments as provided in the ESPP, the maximum number of shares of Class A Stock that may be issued under the ESPP will not exceed 7,317,655 shares of Class A Stock. If any purchase right granted under the ESPP terminates without having been exercised in full, the shares of Class A Stock not purchased under such purchase right will again become available for issuance under the ESPP.

Offerings
The ESPP is implemented by offerings of rights to all eligible employees and eligible service providers from time to time. Offerings may comprise one or more purchase periods. The maximum length for an offering under the ESPP is 27 months. The provisions of separate offerings need not be identical. When a participant elects to join an offering, he or she is granted a purchase right to acquire shares of Class A Stock on each purchase date within the offering, each corresponding to the end of a purchase period within such offering. On each purchase date, all payroll deductions collected from the participant during such purchase period are automatically applied to the purchase of Class A Stock, subject to certain limitations.
Eligibility
Purchase rights may be granted only to our employees, employees of qualifying related corporations or, solely with respect to the Non-423 Component, employees of an affiliate (other than a qualifying related corporation) or eligible service providers. The board may provide that employees will not be eligible to be granted purchase rights under the ESPP if, on the offering date, the employee (i) has not completed at least two years of service since the employee’s last hire date (or such lesser period as the board may determine), (ii) customarily works not more than 20 hours per week (or such lesser period as the board may determine), (iii) customarily works not more than five months per calendar year (or such lesser period as the board may determine), (iv) is an officer within the meaning of Section 16 of the Exchange Act, (v) is a highly compensated employee within the meaning of the U.S. Tax Code, or (vi) has not satisfied such other criteria as the board may determine consistent with Section 423 of the U.S. Tax Code. Unless otherwise determined by the board for any offering, an employee will not be eligible to be granted purchase rights unless, on the offering date, the employee customarily works more than 20 hours per week and more than five months per calendar year, and has been employed by us or a related corporation or affiliate for at least three continuous months preceding such offering date.
No employee will be eligible for the grant of any purchase rights if, immediately thereafter, such employee owns stock possessing 5% or more of the total combined voting power or value of all classes of our stock or the stock of any related corporation. An eligible employee may be granted purchase rights only if such purchase rights, together with any other rights granted under all our and any related corporations’ employee stock purchase plan, do not permit such eligible employee’s rights to purchase stock in excess of $25,000 worth of stock in any calendar year.
Participation in the ESPP
On each offering date, each eligible employee or eligible service provider, pursuant to an offering made under the ESPP, will be granted a purchase right to purchase up to that number of shares of Class A Stock purchasable either with a percentage or with a maximum dollar amount, as designated by the board; provided however, that in the case of eligible employees, such percentage or maximum dollar amount will in either case not exceed 15% of such employee’s earnings during the period that begins on the offering date (or such later date as the board determines for a particular offering) and ends on the date stated in the offering, which date will be no later than the end of the offering, unless otherwise provided for in an offering.
Purchase Price
The purchase price of shares of Class A Stock acquired pursuant to purchase rights will be not less than the lesser of (i) 85% of the fair market value of the shares of Class A Stock on the offering date; or (ii) 85% of the fair market value of the shares of Class A Stock on the applicable purchase date (i.e., the last day of the applicable purchase period).

Payment of Purchase Price; Payroll Deductions
The purchase price of the shares is accumulated by payroll deductions over the offering. To the extent permitted in the offering document, a participant may increase, reduce or terminate his or her payroll deductions. All payroll deductions made on behalf of a participant are credited to his or her account under the ESPP and deposited with our general funds. No interest will accrue on such payroll deductions. To the extent permitted in the offering document, a participant may make additional payments into such account. If required under applicable laws or regulations or if specifically provided in the offering, in addition to or instead of making contributions by payroll deductions, a participant may make contributions through a payment by cash, check, or wire transfer prior to a purchase date, in a manner we direct.
Purchase of Stock
The board will establish one or more purchase dates during an offering on which purchase rights granted for that offering will be exercised and shares of Class A Stock will be purchased in accordance with such offering. In connection with each offering, the board may specify a maximum number of shares of Class A Stock that may be purchased by any participant or all participants. If the aggregate purchase of shares of Class A Stock issuable on exercise of purchase rights granted under the offering would exceed any such maximum aggregate number, then, in the absence of any board action otherwise, a pro rata (based on each participant’s accumulated contributions) allocation of the shares of Class A Stock available will be made in as nearly a uniform manner as will be practicable and equitable.
Withdrawal
During an offering, a participant may cease making contributions and withdraw from the offering by delivering a withdrawal form. We may impose a deadline before a purchase date for withdrawing. On such withdrawal, such participant’s purchase right in that offering will immediately terminate and we will distribute as soon as practicable to such participant all of his or her accumulated but unused contributions without interest and such participant’s purchase right in that offering will then terminate. A participant’s withdrawal from that offering will have no effect on his or her eligibility to participate in any other offerings under the ESPP, but such participant will be required to deliver a new enrollment form to participate in subsequent offerings.
Termination of Employment
Purchase rights granted pursuant to any offering under the ESPP will terminate immediately if the participant either (i) is no longer an eligible employee or eligible service provider for any reason or for no reason, or (ii) is otherwise no longer eligible to participate. We shall have the exclusive discretion to determine when a participant is no longer actively providing services and the date of the termination of employment or service for purposes of the ESPP. As soon as practicable, we will distribute to such individual all of his or her accumulated but unused contributions without interest.
Restrictions on Transfer
During a participant’s lifetime, purchase rights will be exercisable only by such participant. Purchase rights are not transferable by a participant, except by will, by the laws of descent and distribution, or, if we so permit, by a beneficiary designation.
Exercise of Purchase Rights
On each purchase date, each participant’s accumulated contributions will be applied to the purchase of shares of Class A Stock, up to the maximum number of shares of Class A Stock permitted by the ESPP and the applicable offering, at the purchase price specified in the offering. Unless otherwise specified in the ESPP, no fractional shares will be issued and, if any amount of accumulated contributions remains in a participant’s account after the purchase of shares of Class A Stock on the final purchase date in an offering, such remaining amount will roll over to the next offering.
No purchase rights may be exercised to any extent unless and until the shares of Class A Stock to be issued on such exercise under the ESPP are covered by an effective registration statement pursuant to the Securities Act, and the ESPP is in material compliance with all applicable U.S. federal and state, foreign and other securities, exchange control, and other laws applicable to the ESPP. If, on the purchase date, as delayed to the maximum extent permissible, the shares of Class A Stock are not registered and the ESPP is not in material compliance with all applicable laws or regulations, no purchase rights will be exercised and all accumulated but unused contributions will be distributed as soon as practicable to the participants without interest.
Capitalization Adjustments
In the event of a capitalization adjustment, the board will appropriately and proportionately adjust: (i) the classes and maximum number of securities subject to the ESPP, (ii) the classes and maximum number of securities by which the share reserve is to increase automatically each year pursuant to the ESPP, (iii) the classes and number of securities subject to, and the purchase price applicable to outstanding offerings and purchase rights, and (iv) the classes and number of securities that are the subject of the purchase limits under each ongoing offering.
Dissolution or Liquidation
In the event of the company’s dissolution or liquidation, the board will shorten any offering then in progress by setting a new purchase date prior to the consummation of such proposed dissolution or liquidation. The board will notify each participant in writing, prior to the new purchase date that the purchase date for the participant’s purchase rights has been changed to the new purchase date and that such purchase rights will be automatically exercised on the new purchase date, unless prior to such date the participant has withdrawn from the offering.
Effect of a Change in Control:
Upon any of the following events (each a Change in Control under the ESPP):
•a transfer of all or substantially all of the company’s assets;
•a merger, consolidation or other capital reorganization or business combination transaction of the Company with or into another corporation, entity or person;
•the consummation of a transaction in which any person becomes the beneficial owner, directly or indirectly, of at least 50% of our then outstanding capital stock; or
•a change in the effective control of the company;
any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may assume or continue outstanding purchase rights or may substitute similar rights for outstanding purchase rights, or, if any surviving or acquiring corporation (or its parent company) does not assume or continue such purchase rights or does not substitute similar rights for such purchase rights, then the participants’ accumulated contributions will be used to purchase shares of Class A Stock prior to the Change in Control under the outstanding purchase rights, and the purchase rights will terminate immediately after such purchase. The board will notify each participant in writing prior to the new purchase date that the purchase date for the participant’s purchase rights has been changed to the new purchase date and that such purchase rights will be automatically exercised on the new purchase date unless prior to such date the participant has withdrawn from the offering.

Amendment, Termination or Suspension of the ESPP
The board may amend the ESPP at any time in any respect the board deems necessary or advisable. However, except with respect to capitalization adjustments described above, stockholder approval will be required for any amendment of the ESPP for which stockholder approval is required by applicable laws, regulations or listing requirements, including any amendment that either (i) increases the number of shares of Class A Stock available for issuance under the ESPP, (ii) expands the class of individuals eligible to become participants and receive purchase rights, (iii) materially increases the benefits accruing to participants under the ESPP or reduces the price at which shares of Class A Stock may be purchased under the ESPP, (iv) extends the term of the ESPP, or (v) expands the types of awards available for issuance under the ESPP, but in each case only to the extent stockholder approval is required by applicable laws, regulations, or listing requirements.
The board may suspend or terminate the ESPP at any time. No purchase rights may be granted under the ESPP while the ESPP is suspended or after it is terminated.
Any benefits, privileges, entitlements, and obligations under any outstanding purchase rights granted before an amendment, suspension, or termination of the ESPP will not be materially impaired by any such amendment, suspension, or termination except (i) with the consent of the person to whom such purchase rights were granted, (ii) as necessary to comply with any laws, listing requirements, or governmental regulations, or (iii) as necessary to obtain or maintain any special tax, listing, or regulatory treatment.
Other Compensation Policies and Practices
Compensation Clawback Policy
On June 7, 2022, the board of directors adopted the Luminar Technologies, Inc. Clawback Policy. Pursuant to this policy, if the company is required to undertake a restatement due to improper conduct (defined as misconduct, including without limitation fraud, by company management), then our board of directors may, in its sole discretion, recover all or any portion of the incentive-based compensation (including cash and equity awards, whether time or performance-based, and salary increases) granted or paid to or earned by an employee during the three-year period preceding the date on which the company is required to prepare the restatement, that the board determines, in its sole discretion, to be appropriate in light of the scope and nature of the improper conduct.
In addition, the board may, in its sole discretion and in the reasonable exercise of its business judgment, determine whether and to what extent additional action is appropriate to address the circumstances surrounding such restatement to minimize the likelihood of any recurrence and to impose such other discipline as it deems appropriate. Misconduct by a specific employee is not required for such employee’s recoverable compensation to be recovered pursuant to the policy. The board has full authority to administer the policy, and the board may amend or terminate the policy at any time.
Benefits and Perquisites
We provide benefits to our named executive officers on the same basis as provided to all of our employees, including health, dental and vision insurance; life insurance; accidental death and dismemberment insurance; critical illness; short- and long-term disability insurance; a health reimbursement account; a health savings account; a flexible spending account; and a tax-qualified Section 401(k) plan for which an employer match is provided. We do not maintain any executive-specific benefit or perquisite programs.

2022 Grants of Plan-Based Awards
The following table sets forth information regarding the incentive awards granted to the named executive officers for 2022, none of which were non-equity incentive plan awards.

			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of shares of stock or Units (#)	Grant Date Fair Value of Stock awards ($) (1)
Name	Award Type	Grant Date	Threshold (#)	Target (#)	Maximum (#)
Austin Russell	PRSUs(2)	5/2/2022	—	10,800,000	—	—	$93,915,468

Thomas J. Fennimore	PRSUs(2)	8/19/2022	—	500,000	—	—	3,059,751
	Time-Based RSUs(3)	8/19/2022	—	—	—	350,000	3,325,000
				—
Alan Prescott	PRSUs(2)	8/19/2022	—	500,000	—	—	3,059,751
	Time-Based RSUs(3)	8/19/2022	—	—	—	350,000	3,325,000

(1)The amount reported in this column reflects the aggregate grant date fair value for financial statement reporting purposes of PRSUs and time-based RSUs granted during the year ended December 31, 2022, as determined in accordance with ASC 718. This amount reflects our accounting expense for these restricted stock units and does not represent the actual economic value that may be realized by the named executive officer. There can be no assurance that the amount will ever be realized. For the assumptions used in valuing the award, please see Note 12 of the company’s consolidated financial statements for the year ended December 31, 2022.
(2)The PRSUs were granted under our 2020 Equity Incentive Plan. See “Compensation Discussion and Analysis—Elements of Executive Compensation—Long-Term Equity Incentive Compensation— 2022 PRSUs” for a discussion of the material features of these awards, which are completely at-risk. Subject to the achievement of the Operational Milestone, the PRSUs will vest only to the extent both of the following criteria are satisfied: (i) the Service Requirement and (ii) the Stock Price Milestone, subject in each case to the executive’s continued service with the company through each vesting date (except in certain cases of death or disability), as follows:
Service Requirement: The service-based requirement will be satisfied as to the following percentages of the total number of PRSUs granted on each of the first seven anniversaries of the vesting commencement date: (a) 10% will vest on each of the first, second, and third anniversary, (b) 15% will vest on each of the fourth and fifth anniversaries, and (c) 20% will vest on each of the sixth and seventh anniversaries.
Stock Price Milestone: The stock price requirement will be satisfied as to a particular tranche of PRSUs upon certification that the corresponding Stock Price Milestone as to such tranche of PRSUs is achieved as of a particular date: 1/3rd of PRSUs will vest upon achievement of $50 or more, 1/3rd of PRSUs will vest upon achievement of $60 or more, and 1/3rd of PRSUs will vest upon achievement of $70 or more. The achievement of a Stock Price Milestone will also satisfy the achievement of any unachieved Stock Price Milestone for a lower-numbered tranche. Stock price will be measured based on the 90 Day VWAP; and
Operational Milestone: Successful achievement of start of production for at least one major program. The Operational Milestone and the Stock Price Milestones described above must be achieved by the seven-year anniversary of the vesting commencement date, and any unvested PRSUs remaining as of the day immediately following such date shall be cancelled and forfeited without consideration.

(3)The time-based RSUs vest as follows: 30% of the RSUs vested on September 5, 2022, and 10% vest each quarter thereafter until June 5, 2024, subject to the executive’s continued service on each such date.
Outstanding Equity Awards at December 31, 2022 Fiscal Year-End
The following table sets forth information regarding each Luminar stock option and unvested Luminar RSU held by each of our named executive officers as of December 31, 2022.

	Option Awards (1)						Stock Awards (2)
Name	Grant Date		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Shares, Units of Stock, or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Number of Shares, Units of Stock, or Other Rights That Have Not Vested (#)
Austin Russell	5/2/2022	(3)	—	—	$—	—	—	$—	10,800,000	$53,460,000

Thomas J. Fennimore	5/14/2020	(4)	1,188,447	651,729	1.67	5/13/2030	—	—	—	—
	7/23/2021	(5)	—	—	—	—	364,299	1,803,280	—	—
	8/19/2022	(3)	—	—	—	—	—	—	500,000	2,475,000
	8/19/2022	(6)	—	—	—	—	210,000	1,039,500	—	—

Alan Prescott	5/27/2021	(7)	—	—	—	—	400,775	1,983,836	—	—
	11/11/2021	(8)	—	—	—	—	198,563	982,887	—	—
	11/11/2021	(9)	—	—	—	—	333,000	1,648,350	—	—
	8/19/2022	(3)	—	—	—	—	—	—	500,000	2,475,000
	8/19/2022	(6)	—	—	—	—	210,000	1,039,500	—	—

(1)Certain stock options originally covered shares of Legacy Luminar Class A common stock, as granted pursuant to Legacy Luminar Stock Plan, and were assumed by Luminar in the Business Combination. All stock options are set forth above on an as-converted basis (as to both number of underlying shares and option exercise price).
(2)Market values are based on the closing price of our common stock on the Nasdaq on December 30, 2022 ($4.95).
(3)Represents a PRSU award. Subject to the achievement of the Operational Milestone, the PRSUs will vest only to the extent both of the following criteria are satisfied: (i) the Service Requirement and (ii) the Stock Price Milestone, subject in each case to the executive’s continued service with the company through each vesting date (except in certain cases of death or disability), as follows:
Service Requirement: The service-based requirement will be satisfied as to the following percentages of the total number of PRSUs granted on each of the first seven anniversaries of the vesting commencement date: (a) 10% will vest on each of the first, second, and third anniversary, (b) 15% will vest on each of the fourth and fifth anniversaries, and (c) 20% will vest on each of the sixth and seventh anniversaries.

Stock Price Milestone: The stock price requirement will be satisfied as to a particular tranche of PRSUs upon certification that the corresponding Stock Price Milestone as to such tranche of PRSUs is achieved as of a particular date: 1/3rd of PRSUs will vest upon achievement of $50 or more, 1/3rd of PRSUs will vest upon achievement of $60 or more, and 1/3rd of PRSUs will vest upon achievement of $70 or more. The achievement of a Stock Price Milestone will also satisfy the achievement of any unachieved Stock Price Milestone for a lower-numbered tranche. Stock price will be measured based on the 90 Day VWAP; and
Operational Milestone: Successful achievement of start of production for at least one major program. The Operational Milestone and the Stock Price Milestones described above must be achieved by the seven-year anniversary of the vesting commencement date, and any unvested PRSUs remaining as of the day immediately following such date shall be cancelled and forfeited without consideration.
(4)The option grant is subject to a 4-year vesting schedule, with 25% of the shares having vested on May 11, 2021 and 1/48th of the shares vesting monthly thereafter, subject to the option holder’s continuous service through each vesting date; provided that if the optionee dies, then 100% of the shares subject to the option grant will immediately vest.
(5)Represents an RSU award. Subject to the continuous service of the RSU holder on each vesting date, the RSU award will vest as follows: 10% of the RSU award will vest on January 1 of each of 2022 and 2023, respectively; an additional 15% of the RSU award will vest on January 1 of each of 2024 and 2025, respectively; an additional 20% of the RSU award will vest on January 1, 2026; and the remaining 30% of the RSU award will vest on January 1, 2027.
(6)Represents an RSU award. Subject to the continuous service of the RSU holder on each vesting date, the RSU award will vest as follows: 30% of the RSU award vested on September 5, 2022, and 10% will vest each quarter thereafter until June 5, 2024.
(7)Represents an RSU award. Subject to the continuous service of the RSU holder on each vesting date, the RSU award will vest as follows: 25% of the RSU award vested April 26, 2022, and 1/16 will vest on each quarterly anniversary thereafter for two years.
(8)Represents an RSU award. Subject to the continuous service of the RSU holder on each vesting date, the RSU award will vest as follows: 3/16th of the RSU award vested on January 26, 2022, and thereafter, 1/16th of the RSU award will vest on each quarterly anniversary thereof until the RSU award is fully vested; provided that in the event Mr. Prescott is terminated, resigns for good cause, or we experience a change in control (including a sale of substantially all of our assets or change of at least 50% of the board of directors), the RSU award shall immediately vest.
(9)Represents an RSU award. Subject to the continuous service of the RSU holder on each vesting date, the RSU award will vest as follows: 10% of the RSU award will vest on November 11 of each of 2022 and 2023, respectively; an additional 15% of the RSU award will vest on November 11 of each of 2024 and 2025, respectively; an additional 20% of the RSU award will vest on November 11, 2026; and the remaining 30% of the RSU award will vest on November 11, 2027.
Option Exercises and Stock Vested
The following table presents information concerning RSUs that vested for our named executive officers during the year ended December 31, 2022. Stock awards value realized is calculated by multiplying the number of shares shown in the table by the closing price of our stock on the date the stock awards vested. None of our named executive officers exercised stock options during 2022.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)
Austin Russell	—	$—	—		$—
Thomas J. Fennimore	—	—	231,074	(1)	2,259,362	(2)
Alan Prescott	—	—	643,149	(3)	6,421,669	(4)
(1)Represents partial vesting with respect to an award of (i) 455,373 RSUs granted on July 23, 2021, of which 45,537 RSUs vested on January 1, 2022, and 45,537 RSUs vested on December 5, 2022; and (ii) 350,000 RSUs granted on August 19, 2022, of which 105,000 RSUs vested on September 5, 2022, and 35,000 RSUs vested on December 5, 2022.
(2)Calculated with respect to the closing price of our common stock on the Nasdaq on (or on the last trading date prior to) the vesting dates associated with the RSU awards granted to Mr. Fennimore: January 1, 2022 ($16.91), September 5, 2022 ($8.14), and December 5, 2022 ($7.88).
(3)Represents partial vesting with respect to an award of (i) 370,000 RSUs granted on November 11, 2021, of which 37,000 RSUs vested on November 5, 2022; (ii) 353,000 RSUs granted on November 11, 2021, of which 66,187 RSUs vested on January 26, 2022, and 22,063 RSUs vested on each of April 26, 2022, July 5, 2022, October 5, 2022 and December 5, 2022; (iii) 712,487 RSUs granted on May 27, 2022, of which 178,121 RSUs vested on April 26, 2022, and 44,530 RSUs vested on each of July 5, 2022, October 5, 2022, and December 5, 2022; and (iv) 350,000 RSUs granted on August 19, 2022, of which 105,000 RSUs vested on September 5, 2022, and 35,000 RSUs vested on December 5, 2022.
(4)Calculated with respect to the closing price of our common stock on the Nasdaq Global Select Market on (or on the last trading date prior to) the vesting dates associated with the RSU awards granted to Mr. Prescott: January 26, 2022 ($13.50), April 26, 2022 ($13.07), July 5, 2022 ($6.08), September 5, 2022 ($8.14), October 5, 2022 ($8.41), November 5, 2022 ($7.88), and December 5, 2022 ($7.88).
Estimated Potential Payments Upon Termination or Change-in-Control
The following table sets forth an estimate with respect to each named executive officer’s potential incremental payments upon a termination of employment or a change in control of Luminar, in each case assuming such event occurred December 31, 2022.

Name	Severance Payments Upon Involuntary Termination ($)		Acceleration Value of Stock Option Upon Death ($)		Acceleration Value of RSUs upon Termination, Resignation for Good Reason, or Change in Control ($)		Acceleration Value of PRSUs upon Change in Control ($)		Total ($)
Austin Russell	$—		$—		$—		$53,460,000	(4)	$—
Thomas J. Fennimore	150,000	(1)	2,137,671	(2)	—		2,475,000	(4)	2,287,671
Alan Prescott	—		—		982,887	(3)	2,475,000	(4)	982,887
(1)Pursuant to the terms of Mr. Fennimore’s offer letter, in the event that Mr. Fennimore is terminated by the company due to no fault of his own, he will be entitled to receive, as severance benefits, an amount equal to six months of his annual base salary, subject to his execution (without revocation) of a general release of claims in favor of Luminar. This potential severance payment is “single-trigger.”

(2)Pursuant to the terms of the option award granted to Mr. Fennimore on May 14, 2020, 100% of unvested shares subject to the option will become immediately vested upon termination of his employment due to death. The acceleration value was calculated by multiplying (i) 651,729 unvested shares subject to the option as of December 31, 2022, by (ii) the difference between the closing price of our common stock on the Nasdaq on December 30, 2022 ($4.95) and the exercise price of the option ($1.67). This potential acceleration is “single-trigger.”
(3)Pursuant to the terms of the RSU award granted to Mr. Prescott on November 11, 2021, 100% of unvested RSUs will become immediately vested in the event Mr. Prescott is terminated, resigns for good cause, or we experience a change in control (including a sale of substantially all of our assets or change of at least 50% of the board of directors). The acceleration value was calculated by multiplying (i) 198,563 unvested RSUs subject to the award as of December 31, 2022, by (ii) the closing price of our common stock on the Nasdaq on December 30, 2022 ($4.95). This potential acceleration is “single-trigger.”
(4)A PRSU award was granted to Mr. Russell on May 2, 2022 and to Messrs. Fennimore and Prescott on August 19, 2022. Subject to the achievement of the Operational Milestone, the PRSUs will vest only to the extent both of the following criteria are satisfied: (i) the Service Requirement and (ii) the Stock Price Milestone, subject in each case to the executive’s continued service with the company through each vesting date (except in certain cases of death or disability). The PRSU award provides that, subject to the executive’s continuous service with the company through the date of a “Change in Control” (as defined in the 2020 Equity Incentive Plan): (i) the Service Requirement and Operational Milestone, to the extent not then achieved, will both be deemed achieved on the date of such Change in Control, and (ii) the greater of (1) the fair market value per share of the consideration received by the common stockholders of the company in the Change in Control or (2) the most recent closing price per share of the company’s common stock immediately prior to the consummation of the Change in Control, may additionally be used to satisfy a Stock Price Milestone. After giving effect to the foregoing provisions, any portion of the PRSU award that has not become vested in a Change in Control due to the Stock Price Milestone not being met as of the date of such Change in Control shall be cancelled for no consideration. The acceleration value was calculated by multiplying: (i) the number of unvested PRSUs subject to the award as of December 31, 2022 (10,800,000 PRSUs for Mr. Russell and 500,000 PRSUs for each of Messrs. Fennimore and Prescott), by (ii) the closing price of our common stock on the Nasdaq on December 30, 2022 ($4.95). The acceleration value for each executive assumes the following: (i) a Change in Control occurred on December 31, 2022, and accordingly, the Service Requirement and Operational Milestone were both deemed achieved on such date; and (ii) the per share consideration received by the common stockholders of the company in the Change in Control was $70, and accordingly, the tranche 3 $70 Stock Price Milestone was satisfied.
CEO Pay Ratio
Pursuant to SEC rules adopted according to the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are required to disclose the ratio of the annual total compensation of our principal executive officer to our median employee’s annual total compensation.
Our current principal executive officer is Austin Russell, President and Chief Executive Officer. For our 2022 fiscal year, the median of the annual total compensation of all employees of our company (other than our Chief Executive Officer), was $211,736; and the annual total compensation of our Chief Executive Officer was $93,915,469, as reflected in the “Total” column for 2022 in the Summary Compensation Table above. Based on this information, for 2022 the ratio of the annual total compensation of our Chief Executive Officer to the median of the annual total compensation of all employees was 443 to 1.

As noted above, Mr. Russell’s sole compensation for 2022 consisted of a salary of $1.00 and performance-based restricted stock units that are eligible to vest, if at all, only upon the achievement of aggressive stock price milestones (requiring a nearly eight times increase in stock price), among other conditions. As of December 31, 2022, none of these PRSUs had vested. The amount of compensation disclosed in the Summary Compensation Table above reflects our aggregate accounting expense for these PRSUs and does not represent the actual economic value that has been, or may ultimately be, realized by Mr. Russell.
Employees Included. December 31, 2022 was used to determine the median employee (the “determination date”). At the determination date, our employee population consisted of 635 employees worldwide. In identifying the worldwide median employee, we included all our employees (except for our Chief Executive Officer).
Selecting Median Employee. Compensation for purposes of identifying the median employee included the following: (i) base salary and wages, bonus and all other cash compensation paid in fiscal year 2022; and (ii) the grant date fair value of equity awards granted in fiscal year 2022, calculated using the same methodology we use for our named executive officers in our Summary Compensation Table, which reflects all new hire and annual equity awards granted in 2022 to our employees who were employed as of the employee population determination date. No adjustments were made for cost of living or low compensation standards in any countries. Pay for non-U.S. employees was converted to U.S. dollars using currency exchange rates as of the determination date. Using this methodology, we determined that the “median employee” was a full-time, salaried employee located in the United States. After identifying the median employee based on the methodology above, we calculated the annual total compensation for such median employee using the same methodology we use to calculate the amount reported for our named executive officers in the “Total” column of the Summary Compensation Table.
We believe that the pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on our internal records and the methodology described above. The SEC’s rules for identifying the median compensated employee and calculating the CEO pay ratio allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.

Equity Compensation Plan Information
We currently maintain the following equity compensation plans that provide for the issuance of shares of our Class A common stock to our officers and other employees, directors and consultants, each of which has been approved by our stockholders: our Management Longer Term Equity Incentive Plan, our 2020 Equity Incentive Plan and our ESPP.
The following table presents information as of December 31, 2022 with respect to compensation plans under which shares of our common stock may be issued. The table does not include information with respect to shares subject to outstanding awards granted under the Legacy Luminar Stock Plan, which was assumed by us in connection with the Business Combination.

	(a)		(b)		(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and vesting of RSAs and RSUs		Weighted‑average exercise price of outstanding options and warrants ($)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))
Equity compensation plans approved by security holders	25,594,035		—	(2)	72,612,561	(3)
Equity compensation plans not approved by security holders	—	(1)	—		—
Total	25,594,035		—		72,612,561
(1)Excludes outstanding options to acquire 8,162,850 shares of Class A common stock with weighted average exercise price of $1.74 and 64,486 restricted stock awards that were assumed by us in connection with the Business Combination. For more information regarding the Legacy Luminar Stock Plan, please see, “Note 12. Stock-based Compensation” in the Notes to Consolidated Financial Statements in our financial statements for the year ended December 31, 2022 in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 28, 2023.
(2)Outstanding awards of restricted stock units have no exercise price.
(3)Includes 25,818,749 shares available for issuance under the Management Longer Term Equity Incentive Plan, 39,644,304 shares available for issuance under the 2020 Equity Incentive Plan and 7,149,508 shares available for issuance under the ESPP.

OTHER COMPENSATION INFORMATION
Pay Versus Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of the company. For further information concerning the company’s variable pay-for-performance philosophy and how the company aligns executive compensation with the company’s performance, refer to “Compensation Discussion and Analysis.”

Year	Summary Compensation Table Total for PEO	Compensation Actually Paid to PEO	Average Summary Compensation Table Total for Non-PEO NEOs	Average Summary Compensation Actually Paid to Non-PEO NEOs	Value of Initial Fixed $100 Investment Based On:		Net Loss (millions)	Stock Price (90-Day VWAP)
					Total Shareholder Return	Peer Group Total Shareholder Return
	(1)	(2)	(3)	(4)	(5)	(6)	(7)	(8)
2022	$93,915,469	$28,958,401	$6,784,751	$(10,947,549)	$21.54	$95.27	$(445.9)	$7.62
2021	1	1	18,190,495	2,505,975	75.15	121.64	(238.0)	17.59
2020	330,841	330,841	1,723,691	43,387,280	147.95	106.82	(369.1)	33.12

1 Summary Compensation Table Total for PEO: The dollar amounts reported in column (1) are the amounts of total compensation reported for Mr. Russell (our Founder, President and Chief Executive Officer) for each corresponding year in the “Total” column of the Summary Compensation Table.

2 Compensation Actually Paid to PEO: The dollar amounts reported in column (2) represent the amount of “compensation actually paid” to Mr. Russell, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. Russell during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Mr. Russell’s total compensation for each year to determine the compensation actually paid:

Year	Reported Summary Compensation Table Total for PEO	Reported Value of Equity Awards	Equity Award Adjustments	Compensation Actually Paid to PEO
2022	$93,915,469	$(93,915,468)	$28,958,400	$28,958,401
2021	1	—	—	1
2020	330,841	—	—	330,841

a.The grant date fair value of equity awards represents the total of any amounts reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the applicable year.
b.The equity award adjustments for each applicable fiscal year include the addition (or subtraction, as applicable) of the following:
(i) the year-end fair value (computed consistent with the methodology used for share-based payments under U.S. GAAP) of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year;
(ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year;
(iii) for awards that are granted and vest in the same applicable year, the fair value as of the vesting date;

(iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value;
(v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and
(vi) the dollar value of any dividends or other earnings paid on stock or option awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year.

The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The amounts deducted or added in calculating the equity award adjustments are as follows:

Year	(i) Year End Fair Value of Equity Awards	(ii) Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards	(iii) Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	(iv) Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	(v) Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	(vi) Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Equity Award Adjustments
2022	$28,958,400	$—	$—	$—	$—	$—	$28,958,400
2021	—	—	—	—	—	—	—
2020	—	—	—	—	—	—	—

3 Average Summary Compensation Table Total for Non-PEO NEOs: The dollar amounts reported in column (3) represent the average of the amounts reported for the company’s named executive officers as a group (excluding Mr. Russell, who has served as our Chief Executive Officer since founding the company in 2012) in the “Total” column of the Summary Compensation Table in each applicable year. The names of each of the named executive officers (excluding Mr. Russell) included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2022, Thomas J. Fennimore and Alan Prescott; (ii) for 2021, Thomas J. Fennimore, Alan Prescott, M. Scott Faris, and Jason Eichenholz; and (iii) for 2020, Thomas J. Fennimore and M. Scott Faris.

4 Average Compensation Actually Paid to Non-PEO NEOs: The dollar amounts reported in column (4) represent the average amount of “compensation actually paid” to the named executive officers as a group (excluding Mr. Russell), as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the named executive officers as a group (excluding Mr. Russell) during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to average total compensation for the named executive officers as a group (excluding Mr. Russell) for each year to determine the compensation actually paid, using the same methodology described above in Note 2:

Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs	Average Reported Value of Equity Awards	Average Equity Award Adjustments	Average Compensation Actually Paid to Non-PEO NEOs
2022	$6,784,751	$(6,384,751)	$(11,347,549)	$(10,947,549)
2021	18,190,495	(17,815,692)	2,131,172	2,505,975
2020	1,723,691	(1,377,348)	43,040,937	43,387,280

a.The amounts deducted or added in calculating the total average equity award adjustments are as follows:

Year	(i) Average Year End Fair Value of Equity Awards	(ii) Year over Year Average Change in Fair Value of Outstanding and Unvested Equity Awards	(iii) Average Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	(iv) Year over Year Average Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	(v) Average Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	(vi) Average Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Average Equity Award Adjustments
2022	$2,380,167	$(11,542,105)	$1,130,500	$(3,316,111)	$—	$—	$(11,347,549)
2021	15,641,925	(10,558,034)	17,434,923	(6,042,370)	(14,345,272)	—	2,131,172
2020	43,040,937	—	—	—	—	—	43,040,937

5 Total Shareholder Return: Cumulative TSR is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the company’s share price at the end and the beginning of the measurement period by the company’s share price at the beginning of the measurement period. The measurement period commences on December 3, 2020, the date our common stock commenced trading on the Nasdaq Global Select Market, and ends on December 31, 2022.

6 Peer Group Total Shareholder Return: Represents the weighted peer group TSR, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. The peer group used for this purpose is the following published industry index: Russell 2000 Index.

7 Net Loss: The dollar amounts reported represent the amount of net loss reflected in the company’s audited financial statements for the applicable year.

8 Stock Price: Stock Price is based on the volume-weighted average price per share for the preceding 90 consecutive trading days (the “90 Day VWAP”). In 2022, we used Stock Price to set goals with respect to the vesting of PRSUs that were granted to our named executive officers. The company has determined that Stock Price, measured based on the 90 Day VWAP, is the financial performance measure that, in the company’s assessment, represents the most important performance measure used by the company to link compensation actually paid to the company’s named executive officers, for the most recently completed fiscal year, to company performance.

Tabular List of Financial Performance Measures

As described in greater detail in “Compensation Discussion and Analysis,” the company’s executive compensation program reflects a variable pay-for-performance philosophy. The metrics that the company uses for both our incentive awards are selected based on an objective of incentivizing our named executive officers to increase the value of our enterprise for our stockholders. The most important financial performance measures used by the company to link executive compensation actually paid to the company’s named executive officers, for the most recently completed fiscal year, to the company’s performance are as follows:

•Stock Price (90 Day VWAP)
•Start of Production (SOP)

Analysis of the Information Presented in the Pay versus Performance Table

As described in more detail in the section “Compensation Discussion and Analysis,” the company’s executive compensation program reflects a variable pay-for-performance philosophy. While the company utilizes various performance measures to align executive compensation with company performance, all of those company measures are not presented in the Pay versus Performance table. Moreover, the company generally seeks to incentivize long-term performance, and therefore does not specifically align the company’s performance measures with compensation that is actually paid (as computed in accordance with Item 402(v) of Regulation S-K) for a particular year. In accordance with Item 402(v) of Regulation S-K, the company is providing the following descriptions of the relationships between information presented in the Pay versus Performance table.

Compensation Actually Paid and Cumulative TSR

The following table demonstrates the relationship of the amount of compensation actually paid to Mr. Russell and the average amount of compensation actually paid to the named executive officers as a group (excluding Mr. Russell) with the company’s cumulative TSR over the three years presented in the table.

Compensation Actually Paid vs. Company TSR
$50,000,000
$40,000,000
$30,000,000
$20,000,000
$10,000,000
$-
$(10,000,000)
$(20,000,000)
Compensation Actually Paid
$150.00
$130.00
$110.00
$90.00
$70.00
$50.00
$30.00
$10.00
$(10.00)
Cumulative TSR
(value of initial $100 investment)
$147.95
$75.15
$21.54
2020
2021
2022
PEO
Average for Non-PEO NEOs
TSR

Compensation Actually Paid and Net Loss

The following table demonstrates the relationship of the amount of compensation actually paid to Mr. Russell and the average amount of compensation actually paid to the named executive officers as a group (excluding Mr. Russell) with the company’s net losses over the three years presented in the table.

Compensation Actually Paid vs. Net Loss
$50,000,000
$40,000,000
$30,000,000
$20,000,000
$10,000,000
$-
$(10,000,000)
$(20,000,000)
Compensation Actually Paid
$(100.0)
$(150.0)
$(200.0)
$(250.0)
$(300.0)
$(350.0)
$(400.0)
$(450.0)
$(500.0)
Net Loss (millions)
$(369.1)
$(238.0)
$(445.9)
2020
2021
2022
PEO
Average for Non-PEO NEOs
Net Loss (millions)

Compensation Actually Paid and Stock Price

The following table demonstrates the relationship of the amount of compensation actually paid to Mr. Russell and the average amount of compensation actually paid to the named executive officers as a group (excluding Mr. Russell) with the company’s Stock Price over the three years presented in the table.

As discussed in the “Compensation Discussion and Analysis,” Mr. Russell’s sole compensation for 2022 consisted of performance-based restricted stock units that are eligible to vest, if at all, only upon the achievement of aggressive Stock Price milestones (requiring a nearly eight times increase in Stock Price), among other conditions. Mr. Russell’s compensation has consisted primarily of base salary in amounts far below industry practices since 2015, with no equity-based awards or annual cash bonuses issued or paid during the seven-year period preceding this PRSU grant. In 2022, our other named executive officers, Messrs. Fennimore and Prescott, were also granted PRSUs subject to the same vesting conditions as those granted to Mr. Russell. As of December 31, 2022, none of these PRSUs held by our named executive officers had vested. The amount of “compensation actually paid” to each named executive officer, as set forth in the table, was computed in accordance with Item 402(v) of Regulation S-K and does not represent the actual economic value that has been, or may ultimately be, realized by each named executive officer with respect to the PRSUs.

The compensation committee believes in the importance of long-term incentives tied to market performance milestones. In 2022, approximately 90% of the compensation paid to our named executive officers was issued in the form of stock awards, a substantial portion of which will vest (if at all) only upon the achievement of Stock Price milestones as noted above, ensuring that management is highly committed to enhancing profitability and stockholder value over the long-term. Given the importance of Stock Price to our executive compensation program, the company has determined that Stock Price is the financial performance measure that, in the company’s assessment, represents the most important performance measure used by the company to link compensation actually paid to the named executive officers, for the most recently completed fiscal year, to company performance.

Compensation Actually Paid vs. Stock Price
$50,000,000
$40,000,000
$30,000,000
$20,000,000
$10,000,000
$-
$(10,000,000)
$(20,000,000)
Compensation Actually Paid
$50.00
$45.00
$40.00
$35.00
$30.00
$25.00
$20.00
$15.00
$10.00
$5.00
$-
Stock Price
$33.12
$17.59
$7.62
2020
2021
2022
PEO
Average for Non-PEO NEOs
Stock Price (90 Day VWAP)

Cumulative TSR of the Company and Cumulative TSR of the Peer Group

The following table compares the company’s cumulative TSR with the cumulative TSR of the companies comprising the Russell 2000 Index peer group over the three-year period presented in the table.

Company TSR vs. Peer Group TSR
Cumulative TSR
(value of initial $100 investment)
$140.00
$120.00
$100.00
$80.00
$60.00
$40.00
$20.00
$-
3-Dec-20
2020
2021
2022
$100.00
$147.95
$106.82
$121.64
$75.15
$95.27
$21.54
Company Cumulative TSR
Russell 2000 Index

PROPOSAL THREE: ADVISORY (NON-BINDING) VOTE TO APPROVE THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS
Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and corresponding proxy rules under the Exchange Act, the Company is presenting its stockholders with an advisory (non-binding) vote on the executive compensation programs for the Company’s named executive officers (sometimes referred to as “Say on Pay”).
The advisory vote on executive compensation is a non-binding vote on the compensation of the Company’s named executive officers as described in the section titled “Executive Compensation,” including the tabular disclosure regarding such compensation, and the accompanying narrative disclosure, in this Proxy Statement. Please read the Executive Compensation section starting on page 32 for a discussion about the Company’s executive compensation programs, including information about compensation of the Company’s named executive officers for the fiscal year ended December 31, 2022.
The advisory vote on executive compensation is not a vote on the Company’s general compensation policies, the compensation of the Company’s board of directors, or the Company’s compensation policies as they may relate to risk management.
The compensation committee oversees and administers the Company’s executive compensation program, including the determination and implementation of the Company’s compensation philosophy, policies, and objectives. The compensation committee has designed the executive compensation program to align executive compensation with the achievement of the Company’s business goals and strategies, both short- and long-term. The compensation committee also seeks to provide executive compensation at levels that will allow the Company to continue to be able to attract and retain the best possible executive candidates.
The Company believes that the most significant components of its executive compensation program reflect sound governance practices and are consistent with industry standards. The board of directors believes that executive compensation is appropriately allocated between base salary and equity compensation opportunities so as to encourage strong short- and long-term performance, create clear alignment with stockholders and discourage excessive risk-taking. Accordingly, we are asking stockholders to vote for the following resolution:
“RESOLVED, that the compensation of the Company’s named executive officers, as disclosed in the Company’s proxy statement for the 2023 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and narrative discussion contained under “Executive Compensation” is hereby APPROVED”.
The vote solicited by this Proposal Three is advisory, and therefore is not binding on the Company, the Company’s board of directors or the compensation committee. The outcome of the vote will not require the Company, the board of directors or the compensation committee to take any action, and will not be construed as overruling any decision by the board of directors or the compensation committee. However, the board and compensation committee value the opinions expressed by stockholders in their votes on this proposal and will consider the outcome of the vote when making future compensation decisions regarding named executive officers.
Required Vote; Recommendation of the Board
Approval will be obtained if the proposal receives the affirmative vote of a majority of the number of votes cast “FOR” and “AGAINST” the proposal.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL THREE.

PROPOSAL FOUR: AMENDMENT TO THE SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF THE COMPANY TO REFLECT DELAWARE LAW PROVISIONS ALLOWING OFFICER EXCULPATION
Background
In August 2022, the State of Delaware, which is the Company’s state of incorporation, enacted legislation that enables Delaware corporations to limit the liability of certain of their officers in limited circumstances under Section 102(b)(7) of the Delaware General Corporation Law. Prior to such legislation, Delaware law permitted Delaware corporations to exculpate directors from personal liability for monetary damages associated with breaches of the duty of care, but that protection did not extend to a Delaware corporation’s officers. In light of this update, we are proposing to amend the Company’s Second Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) to add a provision exculpating certain of the Company’s officers from liability in specific circumstances, as permitted by Delaware law.
As amended, Section 102(b)(7) of the DGCL authorizes corporations to provide for exculpation of the following officers: (i) the corporation’s president, chief executive officer, chief operating officer, chief financial officer, chief legal officer, controller, treasurer or chief accounting officer, (ii) individuals identified in the corporation’s SEC filings as one of the most highly compensated officers of the corporation, and (iii) individuals who, by written agreement with the corporation, have consented to be identified as officers of the corporation for purposes of Delaware’s long-arm jurisdiction statute. The amended section also permits exculpation only for direct claims for breach of an officer’s fiduciary duty of care, including class actions, but does not eliminate officers’ monetary liability for breach of fiduciary duty claims brought by or in right of the corporation, such as derivative claims. Furthermore, the limitation on liability does not apply to breaches of the duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or any transaction in which the officer derived an improper personal benefit.
Overview of the Proposed Amendment
As discussed above, Article VII in our Certificate of Incorporation currently provides for the exculpation of directors. This Proposal No. 4 requests that stockholders approve an amendment to Article VII to extend the exculpation provision to certain of our officers as permitted by amended DGCL Section 102(b)(7) as described above (the “Amendment”).
The proposed Amendment would allow for the exculpation of the officers described above, as permitted by DGCL Section 102(b)(7), only in connection with direct claims, including class actions, but would not eliminate officers’ monetary liability for breach of fiduciary duty claims brought by or in right of the corporation, such as derivative claims. The proposed Amendment would not limit the liability of officers for: any breach of the duty of loyalty to the corporation or its stockholders, any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, or any transaction from which the officer derived an improper personal benefit. In addition, the proposed Amendment would not be retroactive, and will not apply to any act or omission occurring prior to the effectiveness thereof.
The proposed Certificate of Amendment to the Certificate of Incorporation (“Certificate of Amendment”) reflecting the addition of officer exculpation as permitted by DGCL Section 102(b)(7) is attached as Exhibit A to this proxy statement.
On March 29, 2023, the Delaware Chancery Court ruled in favor of the defendants Fox Corp. and Snap Inc. in coordinated cases filed by shareholders challenging an amendment to the companies’ respective charters allowing officer exculpation. The suits alleged that the stockholder vote to approve the charter amendment in each case violated DGCL Section 242 because the amendment was not approved by the requisite vote of the holders of each class of stock, voting separately. The Delaware Chancery Court held that no separate class vote was required, pursuant to DGCL Section 242, to adopt the charter amendments allowing for officer exculpation (the “Chancery Court’s Decision”). Although the plaintiffs may appeal the ruling, pursuant to the Chancery Court’s Decision, the approval of Proposal Four in this proxy statement to allow officer exculpation as permitted by DGCL Section 102(b)(7) will not require separate class votes of the holders of Class A common stock and the Class B common stock under DGCL Section 242. Nonetheless, even if the proposed Amendment is approved by the affirmative vote of a majority of the voting power of the shares of our Class A common stock and Class B common stock, voting together as a single class, which are outstanding on the Record Date, Luminar will file the Certificate of Amendment with the Delaware Secretary of State only if the Chancery Court’s Decision is affirmed on appeal by the Supreme Court of the State of Delaware or if no appeal is timely filed.
Reasons for the Proposed Amendment
The Company’s board of directors desires to amend the Certificate of Incorporation to maintain provisions consistent with the governing statutes contained in the Delaware law and believes that amending the Certificate of Incorporation to add the authorized liability protection for certain officers of the Company, consistent with the protection in the Certificate of Incorporation currently afforded directors of the Company, is necessary in order to attract and retain experienced and qualified officers, would potentially reduce the Company’s insurance premium costs, and would potentially reduce litigation costs associated with frivolous lawsuits. The nature of the role of directors and officers often requires them to make decisions on crucial matters. Frequently, directors and officers must make decisions in response to time-sensitive opportunities and challenges, which can create substantial risk of investigations, claims, actions, suits or proceedings seeking to impose liability on the basis of hindsight, especially in the current litigious environment and regardless of merit. The Company believes that adopting the proposed Amendment would better position the Company to attract top officer candidates and retain our current officers and enable the officers to exercise their business judgment in furtherance of the interests of the stockholders without the potential for distraction posed by the risk of personal liability.
For the reasons stated above, the Company’s board of directors unanimously declared that the proposed Amendment is advisable and in the best interest of the Company and its stockholders and authorized, approved and adopted the proposed Amendment and directed that it be considered at the Annual Meeting. The Company’s board of directors recommends that the stockholders approve the proposed Amendment.
Required Vote; Recommendation of the Board
To be approved, this proposal requires the affirmative vote of a majority of the voting power of the shares of our Class A common stock and Class B common stock (voting together as a single class) outstanding on the Record Date. Abstentions and broker non-votes will have the same effect as votes against this proposal. If the proposed Amendment is approved by our stockholders, as noted above, we will file a Certificate of Amendment setting forth such Amendment with the Secretary of State of the State of Delaware only if the Chancery Court’s Decision is affirmed on appeal or if no appeal is timely filed. If the proposed Amendment is not approved by our stockholders, our Certificate of Incorporation would remain unchanged. In addition, the board of directors retains the discretion to abandon the proposed Amendment and not implement it at any time before it becomes effective.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL FOUR.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table presents information as to the beneficial ownership of our common stock as of February 28, 2023 by:
•each stockholder known by us to be the beneficial owner of more than 5% of our Class A common stock or Class B common stock;
•each of our directors and director nominees named in this proxy statement;
•each of our named executive officers; and
•all of our directors and executive officers as a group.
Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership, we deemed outstanding shares of our common stock subject to options and warrants held by that person that are currently exercisable or exercisable within 60 days of February 28, 2023. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.
The beneficial ownership percentages set forth in the table below are based on 369,555,542 shares of common stock outstanding, comprised of 272,466,872 shares of Class A common stock and 97,088,670 shares of Class B common stock outstanding as of February 28, 2023.
Unless otherwise indicated and subject to applicable community property laws, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.
Unless otherwise indicated below, the address of each beneficial owner listed in the table below is c/o Luminar Technologies, Inc., 2603 Discovery Drive, Suite 100, Orlando, FL 32826.

	Class A		Class B		% of Total Voting Power**
Name and Address of Beneficial Owners	Number of Shares	%	Number of Shares	%
Five Percent Holders
The Vanguard Group(1)	21,618,862	7.9%	—	—	1.7%
GVA Auto, LLC(2)	19,226,359	7.1%	—	—	1.5%
BlackRock, Inc.(3)	18,111,970	6.6%	—	—	1.5%
Current Directors, Nominees and Named Executive Officers
Austin Russell	1,030,000	*	97,088,670	100%	78.2%
Thomas J. Fennimore(4)	1,480,681	*	—	—	*
Alan Prescott(5)	502,722	*	—	—	*
Alec E. Gores(6)	5,155,719	1.9%	—	—	*
Jun Hong Heng(7)	2,434,188	*	—	—	*
Mary Lou Jepsen, PhD	31,784	*	—	—	*
Shaun Maguire, PhD	16,560	*	—	—	*
Katharine A. Martin	32,675	*	—	—	*
Matthew J. Simoncini(8)	306,126	*	—	—	*
Daniel D. Tempesta	63,320	*	—	—	*
All Directors and Executive Officers as a Group (10 Individuals)	11,053,775	4.0%	97,088,670	100%	78.9%
* Less than one percent.
**    Percentage of total voting power represents voting power with respect to all shares of Class A common stock and Class B common stock, as a single class. Each share of Class B common stock is entitled to ten votes per share and each share of Class A common stock is entitled to one vote per share.
(1)Based on information set forth in a Schedule 13G/A filed with the SEC on February 9, 2023. Represents shares of Class A common stock held by The Vanguard Group. The Vanguard Group has (i) shared voting power with regard to 419,245 shares of the Class A common stock, (ii) sole dispositive power with regard to 20,988,796 shares of the Class A common stock, and (iii) shared dispositive power with regard to 630,066 shares of the Class A common stock. The Vanguard Group's clients, including investment companies registered under the Investment Company Act of 1940 and other managed accounts, have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the securities reported herein. The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.
(2)Represents shares of Class A common stock held by GVA Auto, LLC. Pavel Cherkashin is the Managing Partner of GVA Capital, which is the Manager of GVA Auto, LLC, and therefore, may be deemed to hold voting and dispositive power over the shares held by GVA Auto, LLC. The address of GVA Auto, LLC is 908 Broadway, San Francisco, CA 94133.
(3)Based on information set forth in a Schedule 13G filed with the SEC on February 3, 2023. Represents shares of Class A common stock held by BlackRock, Inc. The BlackRock, Inc. has (i) sole voting power with regard to 17,835,798 shares of the Class A common stock and (ii) sole dispositive power with regard to 18,111,970 shares of the Class A common stock. The address of BlackRock, Inc. is BlackRock, Inc. 55 East 52nd Street New York, NY 10055.
(4)Includes 1,341,795 and 35,000 shares of Class A common stock subject to Mr. Fennimore’s outstanding stock options and restricted stock units, which are the portions of such awards that are exercisable or which vest within 60 days of February 28, 2023.
(5)Includes 101,593 shares of Class A common stock subject to Mr. Prescott’s outstanding restricted stock units which vest within 60 days of February 28, 2023.
(6)Consists of (i) 4,584,395 shares of Class A common stock held by AEG Holdings, LLC, (ii) 152,534 shares held by NBI Irrevocable Trust No. 4, a trust of which the beneficiary is one of the children of Mr. Gores who is a member of his household, (iii) 248,145 shares held by NBI Irrevocable Trust No.5, a trust of which the beneficiary is one of the children of Mr. Gores who is a member of his household, (iv) 150,000 shares held by NBI Irrevocable Trust No. 6, a trust of which the beneficiary is one of the children of Mr. Gores who is a member of his household and (v) 20,645 shares directly held. Alec E. Gores is the managing member of AEG Holdings, LLC. As such, Alec Gores may be deemed to have beneficial ownership of the securities beneficially owned by AEG. The address for AEG Holdings, LLC is 6260 Lookout Road, Boulder, CO 80301. Mr. Gore has pledged 4,736,929 shares of his Class A common stock pursuant to a credit line with a third party.
(7)Represents shares of Class A common stock held by (i) Crescent Cove Capital II, LP, (ii) Crescent Cove Opportunity Fund LP, (iii) Crescent Cove Opportunity Foreign Intermediary, LLC (collectively, the “Crescent Cove entities”) (iv) shares held by Mr. Jun in his Roth IRA account, (v) shares held by the Heng Zhao JT Revocable Trust and (vi) shares held by Press Room LLC. Crescent Cove Capital II GP, LLC is the general partner of and Crescent Cove Capital Management, LLC is the investment manager of Crescent Cove Capital II LP. Crescent Cove Opportunity GP, LP is the general partner of and Crescent Cove Advisors, LP is the investment manager of each of Crescent Cove Opportunity Fund LP and Crescent Cove Opportunity Foreign Intermediary, LLC. Mr. Heng is the managing member of each of such general partners and investment managers, and therefore, may be deemed to hold voting and dispositive power over the shares held by Crescent Cove Capital II LP, Crescent Cove Opportunity Fund LP and Crescent Cove Opportunity Foreign Intermediary, LLC. Mr. Heng is co-trustee of the Heng Zhao JT Revocable Trust. Press Room LLC is an entity managed by Mr. Heng and Mr. Heng may be deemed to hold voting and dispositive power over the shares held by Press Room LLC. The address for these entities is c/o Crescent Cove Capital Management, LLC, 530 Bush Street, Suite 703, San Francisco, CA 94108.
(8)Consists of (i) 57,646 shares of Class A common stock held by Mr. Simoncini and 248,480 shares of Class A common stock subject to Mr. Simoncini’s outstanding stock option, which is the portion of such option that is exercisable within 60 days of February 28, 2023.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
In addition to the executive officer and director compensation arrangements discussed above under “Executive Compensation” and “Proposal One: Election of Directors–Director Compensation,” respectively, since January 1, 2022, the following is a description of each transaction since January 1, 2022 and each currently proposed transaction in which:
•we, have been or are to be a participant;
•the amounts involved exceeded or exceeds $120,000; and
•any of our directors, executive officers or holders of more than 5% of our outstanding capital stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.
In June 2022, we invested approximately $17.8 million in securities of a special purpose acquisition company, Gores Guggenheim, Inc. (“GGI”), through open market purchases that were no less favorable to us than to other third-party investors. One of our directors, Alec E. Gores, was the Chairman, Chief Executive Officer and a principal shareholder of GGI at the time of this investment. GGI subsequently merged with Polestar Automotive Holdings UK PLC, and Mr. Gores continues to serve as a director of the merged company. During 2022, we sold substantially all of this investment, and the balance as of December 31, 2022 was not material.
Related Party Transactions Policy
Our board of directors has adopted a written related party transactions policy. The policy provides that officers, directors, holders of more than 5% of any class of the Company’s voting securities, and any member of the immediate family of and any entity affiliated with any of the foregoing persons, will not be permitted to enter into a related-party transaction with the Company without the prior consent of the audit committee, or other independent members of the Board in the event it is inappropriate for the audit committee to review such transaction due to a conflict of interest. Any request for the Company to enter into a transaction with an executive officer, director, principal stockholder, or any of their immediate family members or affiliates, in which the amount involved exceeds $120,000, must first be presented to the audit committee for review, consideration, and approval. In approving or rejecting the proposed transactions, the audit committee will take into account all of the relevant facts and circumstances available.

ADDITIONAL INFORMATION
We will mail, without charge, upon written request, a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, including the financial statements and list of exhibits, and any exhibit specifically requested. Requests should be sent to:
Luminar Technologies, Inc.
2603 Discovery Drive
Orlando, Florida 32826
Attn: Investor Relations
Our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 is also available at https://investors.luminartech.com under “SEC Filings” in the “Financials & Filing” section of our website.
OTHER MATTERS
Our board of directors does not presently intend to bring any other business before the Annual Meeting and, so far as is known to our board of directors, no matters are to be brought before the Annual Meeting except as specified in the Notice of Annual Meeting of Stockholders. As to any business that may arise and properly come before the Annual Meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.
By Order of the Board of Directors,

Austin Russell
Chairperson of the Board, President and Chief Executive Officer
Orlando, Florida
April [__], 2023

EXHIBIT A
A-1

CERTIFICATE OF AMENDMENT
TO THE
SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
LUMINAR TECHNOLOGIES, INC.

The undersigned, Austin Russell, hereby certifies that:
1.He is the duly elected and acting President and Chief Executive Officer of Luminar Technologies, Inc., a Delaware corporation (the “Corporation”).
2.The name of the Corporation is Luminar Technologies, Inc. The Corporation’s original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on August 28, 2018 under the name Gores Metropoulos, Inc. The Amended and Restated Certificate of Incorporation of the Corporation was originally filed with the Secretary of State of the State of Delaware on January 31, 2019. The Second Amended and Restated Certificate of Incorporation of the Corporation (the “Second Amended and Restated Certificate of Incorporation”) was originally filed with the Secretary of State of the State of Delaware on December 2, 2020.
3.Pursuant to Section 242 of the General Corporation Law of the State of Delaware, this Certificate of Amendment (“Certificate of Amendment”) amends and restates Article VII of the Second Amended and Restated Certificate of Incorporation to read in its entirety as follows:
“ARTICLE VII
Section 1. To the fullest extent permitted by law, no director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer. Without limiting the effect of the preceding sentence, if the General Corporation Law is hereafter amended to authorize corporate action further limiting or eliminating the personal liability of directors or officers, then the liability of the directors or officers of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law, as so amended from time to time.
Section 2. Neither any amendment nor repeal of this Article VII, nor the adoption of any provision of this Second Amended and Restated Certificate inconsistent with this Article VII, shall adversely affect any right or protection of a director or officer of the Corporation existing at the time of such amendment, repeal or adoption of such an inconsistent provision with respect to acts or omissions occurring prior to such amendment or repeal or adoption of such inconsistent provision.”
4. This Certificate of Amendment was duly adopted by the Board of Directors of the Corporation and by the stockholders of the Corporation in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of the Second Amended and Restated Certificate of Incorporation to be signed by its President and Chief Executive Officer this ____ day of ___________, 2023.

Austin Russell
Chairperson of the Board, President and Chief Executive Officer

A-2

LUMINAR

LUMINAR TECHNOLOGIES, INC.
2603 DISCOVERY DR., SUITE 100
ORLANDO, FL 32826
UNITED STATES

SCAN TO
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Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 6, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/LAZR2023**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 6, 2023. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V10597-P88036

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

LUMINAR TECHNOLOGIES, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Elect the two Class III directors named in the proxy statement, each to serve a three-year term expiring at the 2026 Annual Meeting of Stockholders.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

Nominees:

01) Austin Russell
02) Mary Lou Jepsen, Ph.D.

	For	Against	Abstain
The Board of Directors recommends you vote FOR the following proposal:			
2. Ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of Luminar Technologies, Inc. for the fiscal year ending December 31, 2023.	☐	☐	☐
The Board of Directors recommends you vote FOR the following proposal:			
3. Approve, on an advisory (non-binding) basis, the compensation of Luminar Technologies, Inc.'s named executive officers.	☐	☐	☐
The Board of Directors recommends you vote FOR the following proposal:			
4. Approve an amendment to Luminar Technologies, Inc.'s amended and restated certificate of incorporation to reflect Delaware law provisions allowing officer exculpation.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

V10598-P88036

LUMINAR TECHNOLOGIES, INC.
Annual Meeting of Stockholders
June 7, 2023 11:00 AM, EDT
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Austin Russell and Thomas J. Fennimore, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Class A Common Stock and/or Class B Common Stock of LUMINAR TECHNOLOGIES, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 11:00 AM, EDT on June 7, 2023, at www.virtualshareholdermeeting.com/LAZR2023, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. In their discretion, the proxies are each authorized to vote upon other business as may properly come before the Annual Meeting.

Continued and to be signed on reverse side